                                                                    EXHIBIT 10.1





                 ===============================================



                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 23, 1997



                                      AMONG

                        AMERICAN HEALTH PROPERTIES, INC.,



                    THE FINANCIAL INSTITUTIONS LISTED HEREIN,

                          BANQUE PARIBAS, AS CO-AGENT,

                     FIRST UNION NATIONAL BANK, AS CO-AGENT,

                    NATIONSBANK OF TEXAS, N.A., AS CO-AGENT,

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                       AS ARRANGER, AGENT AND FACING BANK



                =================================================

                                    CONTENTS

1.   Definitions and Accounting Matters..............................................................    1
         1.1.   Certain Defined Terms................................................................    1
         1.2.   Accounting Terms and Determinations..................................................   21
         1.3.   Other Referential Provisions.........................................................   22
         1.4.   Types of Revolving Credit Loans......................................................   22
2.   Revolving Credit Loans; Bid Rate Loans..........................................................   22
         2.1.   Revolving Credit Loans...............................................................   23
         2.2.   Conversion or Continuation of Revolving Credit Loans.................................   23
         2.3.   Revolving Credit Loan Borrowings.....................................................   23
         2.4.   Bid Rate Loans.......................................................................   24
         2.5.   Bid Rate Loans Borrowings............................................................   24
         2.6.   Interest.............................................................................   27
         2.7.   Reductions of Commitments Irrevocable................................................   28
         2.8.   Lending Offices......................................................................   28
         2.9.   Several Obligations; Remedies Independent............................................   28
         2.10.  Notes................................................................................   28
         2.11.  Scheduled Repayments.................................................................   29
         2.12.  Optional Prepayments.................................................................   29
         2.13.  Mandatory Prepayments and Reductions of Commitments..................................   29
         2.14.  Voluntary Reductions of Commitments..................................................   31
         2.15.  Amount Limitations...................................................................   31
         2.16.  Use of Proceeds......................................................................   32
3.   Letters of Credit...............................................................................   32
         3.1.   Letters of Credit....................................................................   32
         3.2.   Issuance of the Letters of Credit....................................................   32
         3.3.   Reimbursement of Drawings............................................................   33
         3.4.   Interest on Outstanding Reimbursement Obligations....................................   34
         3.5.   Reimbursement Obligations Absolute...................................................   34
         3.6.   Indemnification Regarding Letters of Credit..........................................   35
         3.7.   Limitation of Liability of the Facing Bank...........................................   36
4.   Other Credit Commitment Provisions..............................................................   36
         4.1.   Fees.................................................................................   36
         4.2.   Extension of Maturity Date...........................................................   38
         4.3.   Payments.............................................................................   38
         4.4.   Pro Rata Treatment...................................................................   39
         4.5.   Computations.........................................................................   39
         4.6.   Minimum Amounts......................................................................   39
         4.7.   Certain Notices......................................................................   40
         4.8.   Non-receipt of Funds by the Agent....................................................   41
         4.9.   Participations of Letter of Credit Lenders...........................................   41
         4.10.  Sharing of Payments. Etc.............................................................   42
5.   Additional Costs; Yield Protection; Capital Adequacy; Taxes.....................................   43
         5.1.   Additional Costs.....................................................................   43
         5.2.   Limitation on Types of Revolving Credit Loans........................................   45
         5.3.   Illegality...........................................................................   46

         5.4.   Treatment of Affected Loans..........................................................   46
         5.5.   Compensation.........................................................................   47
         5.6.   Taxes................................................................................   48
6.   Conditions Precedent............................................................................   49
         6.1.   Initial Extensions of Credit.........................................................   49
         6.2.   Initial and Subsequent Extensions of Credit..........................................   52
7.   Representations and Warranties..................................................................   52
         7.1.   Existence............................................................................   53
         7.2.   Authorization; No Conflict...........................................................   53
         7.3.   Enforceability.......................................................................   53
         7.4.   Approvals............................................................................   53
         7.5.   Financial Condition..................................................................   54
         7.6.   Litigation...........................................................................   54
         7.7.   Federal Reserve Regulations..........................................................   54
         7.8.   ERISA................................................................................   54
         7.9.   Taxes................................................................................   55
         7.10.  Investment Company Act...............................................................   56
         7.11.  Public Utility Holding Company Act...................................................   56
         7.12.  Material Agreements..................................................................   56
         7.13.  Environmental and Safety Matters.....................................................   57
         7.14.  Subsidiaries.........................................................................   58
         7.15.  Compliance with Law..................................................................   58
         7.16.  Title to Properties..................................................................   59
         7.17.  Financial Condition..................................................................   59
         7.18.  Full Disclosure......................................................................   60
         7.19.  Insurance............................................................................   60
         7.20.  Necessary Authorizations and Permits.................................................   60
         7.21.  Not Prohibited Transactions..........................................................   60
         7.22.  No Default...........................................................................   60
         7.23.  Customers of the Company and its Subsidiaries........................................   61
8.   Affirmative Covenants...........................................................................   61
         8.1.   Financial Statements and Other Information...........................................   61
         8.2.   Litigation...........................................................................   65
         8.3.   Existence. Etc.......................................................................   65
         8.4.   REIT Status..........................................................................   65
         8.5.   Insurance............................................................................   65
         8.6.   Obligations and Taxes................................................................   66
         8.7.   Maintaining Records; Access to Properties and Inspections............................   67
         8.8.   Compliance with Laws.................................................................   67
         8.9.   Compliance with ERISA................................................................   67
         8.10.  Environmental and Safety Matters.....................................................   67
         8.11.  Subsidiary Guaranty..................................................................   68
         8.12.  Phase I Reports......................................................................   68
         8.13.  Further Assurances...................................................................   68
         8.14.  Maintenance of Properties............................................................   68
         8.15.  Maintenance of Ratings...............................................................   69

9.   Negative Covenants..............................................................................   69
         9.1.   Prohibition of Fundamental Changes...................................................   69
         9.2.   Limitation on Liens..................................................................   69
         9.3.   Indebtedness of the Company..........................................................   70
         9.4.   Subsidiary Indebtedness..............................................................   71
         9.5.   Investments..........................................................................   72
         9.6.   Restricted Payments..................................................................   74
         9.7.   Guarantees...........................................................................   75
         9.8.   Sales and Lease-Backs................................................................   75
         9.9.   Sale of Assets.......................................................................   76
         9.10.  Transactions with Affiliates.........................................................   76
         9.11.  Execution and Modifications of Certain Documents.....................................   77
         9.12.  Issuance of Securities...............................................................   77
         9.13.  Restrictive Agreements...............................................................   77
         9.14.  Prepayment of Indebtedness...........................................................   77
         9.15.  Subsidiaries.........................................................................   78
10.  Financial Covenants.............................................................................   78
         10.1.  Maintenance of Tangible Net Worth....................................................   78
         10.2.  Interest Coverage Ratio..............................................................   78
         10.3.  Leverage Ratio.......................................................................   78
11.  Events of Default...............................................................................   79
         11.1.  Payments under Credit Documents......................................................   79
         11.2.  Other Indebtedness...................................................................   79
         11.3.  Representations and Warranties.......................................................   79
         11.4.  Other Obligations....................................................................   79
         11.5.  Ability to Pay Debts.................................................................   80
         11.6.  Voluntary Proceedings................................................................   80
         11.7.  Involuntary Proceedings..............................................................   80
         11.8.  Judgments............................................................................   80
         11.9.  ERISA Event..........................................................................   81
         11.10. Termination of Credit Documents......................................................   81
12.  The Agent.......................................................................................   82
         12.1.  Appointment, Powers and Immunities...................................................   82
         12.2.  Reliance by the Agent................................................................   83
         12.3.  Defaults.............................................................................   84
         12.4.  Rights as a Lender...................................................................   84
         12.5.  Indemnification......................................................................   85
         12.6.  Non-Reliance on the Agent or Other Lenders...........................................   85
         12.7.  Liability of Agent...................................................................   86
         12.8.  Resignation or Removal of the Agent..................................................   86
         12.9.  Consents under Credit Documents......................................................   86
         12.10. Collateral Sub-Agents................................................................   86
         12.11. Liability of the Agent...............................................................   87
         12.12. Transfer of Agency Function..........................................................   87
         12.13. The Co-Agents........................................................................   87
13.  Miscellaneous...................................................................................   87
         13.1.  Waiver...............................................................................   87

         13.2.  Notices..............................................................................   88
         13.3.  Expenses, Etc........................................................................   89
         13.4.  Amendments. Etc......................................................................   90
         13.5.  Successors and Assigns...............................................................   91
         13.6.  Assignments and Participations.......................................................   91
         13.7.  Replacement of Lenders...............................................................   93
         13.8.  Confidentiality of Information.......................................................   94
         13.9.  Survival.............................................................................   95
         13.10. Table of Contents; Descriptive Headings..............................................   95
         13.11. Counterparts.........................................................................   96
         13.12. Governing Law........................................................................   96
         13.13. Consent to Jurisdiction..............................................................   96
         13.14. Waiver of Jury Trial.................................................................   96
         13.15. Acknowledgments......................................................................   97


EXHIBITS

    Exhibit A               Form of Subsidiary Guaranty
    Exhibit B               Form of Revolving Credit Note
    Exhibit C               Form of Bid Rate Note
    Exhibit D               Form of Letter of Credit Request
    Exhibit E-1             Form of Notice of Borrowing
    Exhibit E-2             Form of Notice of Conversion
    Exhibit E-3             Form of Notice of Continuation
    Exhibit F-1             Form of Bid Rate Quote Request
    Exhibit F-2             Form of Bid Rate Quote
    Exhibit F-3             Form of Bid Rate Quote Acceptance
    Exhibit G               Form of Opinion of Counsel
    Exhibit H               Form of Compliance Certificate
    Exhibit I               Form of Assignment and Acceptance
    Exhibit J               Form of Continuing Agreement

SCHEDULES

    Schedule 7.4            Authorizations, Approvals and Consents
    Schedule 7.6            Litigation
    Schedule 7.8            ERISA Plans
    Schedule 7.12           Indebtedness, Material Contracts, Labor Matters
    Schedule 7.13           Environmental Matters
    Schedule 7.14           Subsidiaries
    Schedule 7.16           Existing Liens
    Schedule 9.5            Existing Investments
    Schedule 9.6            PG Sites
    Schedule 9.7            Company Guarantees of Certain Obligations
    Schedule 9.10           Existing Affiliate Transactions

DEFINITIONS

1997 Senior Notes, 1
Acquired Indebtedness, 1
Additional Costs, 43
Affiliate, 2
Agent, 1
Agent's Account, 23
Aggregate Available Revolving Commitments, 2
Agreement, 1
Applicable Lending Office, 2
Applicable Margin, 2
Arranger, 1
Assignment and Acceptance, 91
Bankruptcy Code, 3
Base Rate, 3
Base Rate Loans, 3
Bid Rate, 25
Bid Rate Borrowing, 24
Bid Rate Loan, 3
Bid Rate Loan Subfacility, 3
Bid Rate Notes, 28
Bid Rate Quote, 3
Bid Rate Quote Request, 24
Business Day, 3
Capital Lease Obligations, 4
Casualty Event, 4
CERCLA, 4
CERCLIS, 4
Closing Date, 4
Co-Agents, 4
Code, 4
Commitments, 4
Company, 1
Compliance Certificate, 62
Consolidated Real Estate Assets, 4
Consolidated Subsidiary, 4
Consolidated Tangible Net Worth, 5
Construction and Development Investment, 5
Continuation, 5
Continue, 5
Continued, 5
Continuing Agreement, 5
control, 2
controlled by, 2
Conversion, 5
Convert, 5

Converted, 5
Credit Documents, 5
Credit Event, 5
Default Rate, 5
Disposition, 6
Dollar, 6
Dollars, 6
Down REIT, 6
Down REIT Partners, 6
Drawing, 6
EBITDAR, 6
Employee Benefit Plan, 6
Environmental and Safety Laws, 7
Environmental Claim, 6
Equity Issuance, 7
ERISA, 7
ERISA Affiliate, 7
ERISA Event, 7
Eurodollar Base Rate, 8
Eurodollar Loans, 8
Eurodollar Rate, 8
Event of Default, 79
Existing Credit Agreement, 1
Facing Bank, 1
Federal Funds Rate, 8
Fee Letter, 36
Fees, 8
Financing Plan, 8
Funded Debt, 9
GAAP, 9
Governmental Agency, 9
Guarantee, 9
Hazardous Materials, 9
Health Care Facility, 9
Historical Financial Statements, 51
Indebtedness, 10
Insufficiency, 10
Intangible Assets, 10
Interest Coverage Ratio, 10
Interest Expense, 10
Interest Period, 10
Interest Rate Protection Agreement, 11
Investment, 11
Investment Security, 11
Lenders, 1
Letter of Credit, 12
Letter of Credit Request, 32

Letter of Credit Reserve Account, 11
Letter of Credit Subcommitment, 12
Leverage Ratio, 12
Lien, 12
Loans, 12
Margin Stock, 54
Material Acquisition, 12
Material Adverse Effect, 12
Material Contract, 12
Maturity Date, 12
Maximum Loan Amount, 23
Moody's, 12
Multiemployer Plan, 13
Necessary Authorizations, 60
Net Available Proceeds, 13
Net Income, 14
Notes, 14
Notice of Borrowing, 40
Notice of Continuation, 40
Notice of Conversion, 40
Notice of Default, 84
Obligations, 82
Operating Partnership Units, 14
Other Taxes, 48
Participant, 93
PBGC, 14
Permits, 57
Permitted Investments, 14
Permitted Liens, 14
Permitted Subsidiary, 16
Person, 16 PG Assets, 16
PG Excess Proceeds, 16
PG Indebtedness, 16
PG Sites, 16
PG Stock, 16
Plan, 16
Preferred Stock, 17
Prime Rate, 17
Principal Office, 17
Pro Rata Share, 17
Projected Financial Statements, 17
Property, 17
Purchase Money Lien, 15
RCRA, 17
Real Estate Investments, 17
Redeemable Stock, 18

Regulations D, G, T, U and X, 18
Regulatory Change, 18
Reimbursement Obligations, 18
REIT, 18
Release, 18
Rental Expense, 18
Rentals, 18
Required Lenders, 19
Requirement of Law, 19
Reserve Requirement, 19
Restricted Payment, 19
Revolving Credit Commitment, 19
Revolving Credit Loans, 23
Revolving Credit Notes, 28
S&P, 20
Senior Long Term Debt, 20
Senior Long Term Debt Rating, 20
Series B Preferred Stock, 20
Stated Amount, 20
Subsidiary, 20
Subsidiary Guarantors, 20
Subsidiary Guaranty, 21
Taxes, 48
Type, 22
UCC, 21
under common control with, 2
Unmatured Default, 21
Wells Fargo, 21
Wholly-Owned Subsidiary, 21
Working Capital Loans, 21

         This AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is dated as of December 23, 1997 among American Health Properties, Inc. (the "Company"); each of the banks listed on the signature pages hereto or which, pursuant to
Section 13.6., shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); Banque Paribas, as Co-Agent, First Union National Bank, as Co-Agent, NationsBank of Texas, N.A., as Co-Agent and Wells Fargo Bank, National Association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"), as arranger of the facilities provided hereby (in such capacity, the "Arranger"), and as the issuer of the Letters of Credit (in such capacity, together with its successors in such capacity, the "Facing Bank").

         Pursuant to the terms of that certain Credit Agreement dated as of December 27, 1995 (the "Existing Credit Agreement"), by and between the Company, the Lenders, the Co-Agents, the Agent, the Arranger and the Facing Bank, the Lenders made available to the Company a revolving credit facility with a letter of credit subfacility in an aggregate principal amount up to but not exceeding $150,000,000 at any one time outstanding.

         The Company, the Lenders, the Co-Agents, the Agent, the Arranger and the Facing Bank desire to amend and restate the terms of the Existing Credit Agreement to increase the amount of such revolving credit facility to an aggregate principal amount of up to but not exceeding $250,000,000 at any one time outstanding, to add a bid rate subfacility, to change certain covenants, and for other purposes all as more particularly set forth herein.

         Accordingly, the parties hereto agree as follows:

                      1. DEFINITIONS AND ACCOUNTING MATTERS

1.1.     CERTAIN DEFINED TERMS

         As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1. or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "1997 Senior Notes" shall mean, collectively, each of (a) $100,000,000 of the Company's 7.05% Notes due January 15, 2002 and (b) $120,000,000 of the Company's 7.50% Notes due January 15, 2007.

         "Acquired Indebtedness" shall mean Indebtedness of others secured by a Lien on the real property of others immediately prior to or simultaneously with the time of the acquisition of such real property by the Company or a Subsidiary, whether or not the

Indebtedness so secured has been assumed by the Company or a Subsidiary. Acquired Indebtedness shall be deemed to be incurred by the Company or a Subsidiary on the date of the related acquisition of the real property by the Company or a Subsidiary from any Person. Anything herein to the contrary notwithstanding, Acquired Indebtedness of a Down REIT may not be a general liability of the Company or any of its Wholly-Owned Subsidiaries but shall be limited as to recovery to the assets of the Down REIT; provided, however, that nothing herein shall be deemed to preclude the Company or its Wholly Owned Subsidiary which is the general partner or manager of the Down REIT from entering into Guaranties of the type described in Schedule 9.7. attached hereto.

         "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the subject Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed an Affiliate of such corporation or other Person.

         "Aggregate Available Revolving Commitments" shall mean, on any date of determination thereof: (a) the Revolving Credit Commitments in effect on such date minus (b) the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans on such date, (ii) the aggregate outstanding principal amount of Bid Rate Loans on such date, (iii) the aggregate Stated Amounts of all Letters of Credit then outstanding and (iv) the aggregate amount of outstanding Reimbursement Obligations on such date.

         "Applicable Lending Office" shall mean, for each Lender and for each Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which each such Loan is to be made and maintained.

         "Applicable Margin" shall mean, for any Base Rate or Eurodollar Loan, the per annum rate set forth in the following table opposite the Company's Senior Long Term Debt Rating:

    Senior Long Term Debt Rating   Applicable Margin for   Applicable Margin for Base
                                      Eurodollar Loans             Rate Loans
    ----------------------------   ---------------------   --------------------------
    A-/A3                                  0.350%                    0.000%

    BBB+/Baa1                              0.425%                    0.000%

    BBB/Baa2                               0.500%                    0.000%

    BBB-/Baa3                              0.625%                    0.000%

    less than BBB-/Baa3 or not             1.000%                    0.000%
    rated

For purposes hereof, in the event Moody's and S&P shall assign different ratings to the Company's Senior Long Term Debt, the median of the Applicable Margins corresponding to such ratings shall apply. A change in any Applicable Margin shall be effective as of the date of such change in rating.

         "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended from time to time, or any successor federal statute.

         "Base Rate" shall mean, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% per annum and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate. If for any reason the Agent shall have determined that it is unable to ascertain the Federal Funds Rate for such day, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications as contemplated by the definition of the Federal Funds Rate, the Base Rate for such day shall be the Prime Rate.

         "Base Rate Loans" shall mean Loans which bear interest at rates based upon the Base Rate.

         "Bid Rate Loan" shall mean a Loan made by those Lenders whose Bid Rate Quotes have been accepted by the Company pursuant to the same Bid Rate Request under the bidding procedure described in Section 2.5. for the same Interest Period and interest rate (with the understanding that two Bid Rate Loans may be made pursuant to a single Bid Rate Request).

         "Bid Rate Loan Subfacility" shall mean the subfacility established pursuant to Section 2.4.

         "Bid Rate Quote" means an offer in accordance with Section 2.5. by a Lender to make a Bid Rate Loan with one single specified interest rate.

         "Business Day" shall mean any day on which commercial banks are not authorized or required to close in San Francisco and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest

Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person with respect to any lease of (or other agreement conveying the right to use) any Property (whether real, personal or mixed) which is classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

         "Casualty Event" shall mean any loss of or damage to, or any condemnation or other taking of, any Property of the Company and its Subsidiaries that results in the receipt of insurance proceeds, proceeds of a condemnation award or other compensation.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any successor federal statute.

         "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Inventory System.

         "Closing Date" shall mean the date upon which the conditions precedent to the initial extension of credit hereunder set forth in Article 6. have been satisfied and the initial extension of credit hereunder made, but in no event later than December 23, 1997, unless otherwise agreed to by the parties hereto.

         "Co-Agents" shall mean each of Banque Paribas, First Union National Bank, and NationsBank of Texas, N.A., in their respective capacities as Co-Agents hereunder.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         "Commitments" shall mean the Revolving Credit Commitments.

         "Consolidated Real Estate Assets" shall mean on any date of determination, the gross value of Real Estate Investments of the Company and its Consolidated Subsidiaries determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Company delivered to the Lenders pursuant to Section 8.1.
hereof.

         "Consolidated Subsidiary" shall mean, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should be) consolidated with the financial statements of such Person in accordance with GAAP. The foregoing to the contrary not withstanding, any Down REIT shall be treated as a Consolidated Subsidiary, for purposes of calculating compliance with the covenants in Article 10., even if the financial statements of such Down REIT would not be (or should not be) consolidated with the financial statements of the Company in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean, on the date any determination thereof is to be made, the amount calculated as the difference of:
(a) the Company's consolidated stockholders' equity (calculated before provision for the foreign currency exchange reserves, if any, required under Financial Accounting Standards Board Statement No. 52), determined on a consolidated basis; minus (b) any treasury stock to the extent any of the same is included in the Company's consolidated stockholders' equity minus (c) the Intangible Assets of the Company and its Subsidiaries, determined on a consolidated basis.

         "Construction and Development Investment" shall mean, any Investment made, directly or indirectly, for the construction and development of any Health Care Facility owned entirely by the Company or a Permitted Subsidiary, so long as: (a) such Health Care Facility has been in existence less than twenty-four months following the receipt of a certificate of occupancy or an initial license with respect thereto; and (b) the revenues received by the operator of such Health Care Facility in respect of such facility for any fiscal quarter are not greater than the Rentals and interest expense payable by such operator in respect of such facility for such fiscal quarter.

         "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.2. of a Eurodollar Loan from one Interest Period to the next succeeding Interest Period.

         "Continuing Agreement" shall mean a Continuing Standby Letter of Credit Agreement dated [on or before the date hereof] by and between the Company and the Facing Bank and substantially in the form of Exhibit J hereto.

         "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.2. of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Revolving Credit Loan from one Applicable Lending Office to another.

         "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Subsidiary Guaranty, any Letter of Credit, the Continuing Agreement and any application for a Letter of Credit.

         "Credit Event" shall mean each issuance, Continuation or Conversion of a Revolving Credit Loan, each issuance of a Bid Rate Loan and each issuance, extension or other modification of a Letter of Credit.

         "Default Rate" a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid pursuant to Section 2.6.(a); provided, however, that in no event shall such rate be less than 2% plus the rate per annum in effect at the time of the occurrence of any Event of Default.

         "Disposition" shall mean any sale, assignment, transfer or other disposition (including a long term ground lease or other long term obligation which under GAAP constitutes a sale of such Property) of any Property (whether now owned or hereafter acquired) of the Company or any of its Subsidiaries other than inventory in the ordinary course of business.

         "Dollars", "Dollar" and "$" shall mean lawful money of the United States of America.

         "Down REIT" shall mean a Permitted Subsidiary of the Company which is a partnership, limited liability company or any other entity taxable as a partnership (other than a General Partnership) which is not a Wholly-Owned Subsidiary but which is directly or indirectly controlled by the Company and is created in conjunction with the Down REIT Partners.

         "Down REIT Partners" shall mean those Persons, other than the Company or its Subsidiaries which own Operating Partnership Units in a Down REIT and which formerly owned (whether directly or indirectly through one or more intermediate entities), prior to the acquisition by the Down REIT of any real property, an interest in such real property.

         "Drawing" shall mean a drawing under a Letter of Credit.

         "EBITDAR" shall mean, for any period, the sum of the following (determined without duplication) for the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; (i) Net Income (or loss) for such period, plus (ii) to the extent reflected in Net Income (or loss) for such period, the aggregate for such period of (A) Interest Expense, (B) provision for income taxes, (C) depreciation expense, (D) amortization expense, (E) other non-cash charges, and (F) Rental Expense, minus
(iii) to the extent reflected in Net Income (or loss) for such period, extraordinary gain (or plus any extraordinary loss) for such period plus (iv) to the extent reflected in Net Income (or loss) for such period, losses (or minus gains) during such period respecting Dispositions.

         "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Company or any of its ERISA Affiliates, other than a Multiemployer Plan.

         "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or other communication (whether written or oral) alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from
(a) the presence, handling, generation, treatment, storage, disposal, Release or threatened Release into the environment of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental and Safety Law.

         "Environmental and Safety Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and common law concerning public health or safety, worker health or safety or pollution or protection of the environment, including without limitation those relating to any emissions, discharges or Releases of Hazardous Materials to ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, control, clean-up or handling of Hazardous Materials.

         "Equity Issuance" means any issuance or sale by the Company or any of its Subsidiaries of its capital stock or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock; provided, however, neither the issuance of any Operating Partnership Units in connection with the creation of a Down REIT nor the issuance of shares of capital stock of the Company in connection with the redemption or conversion of such Operating Partnership Units shall constitute an Equity Issuance.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

         "ERISA Affiliate" of any Person shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person or which is under common control (within the meaning of Section 414(c) of the Code) with such Person.

         "ERISA Event" with respect to any Person shall mean (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates, unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to
Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(a)(2) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA with respect to a Plan; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan pursuant to
Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of ERISA that could
constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rates per annum offered to the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for Dollar deposits in the London interbank market having a term comparable to such Interest Period and in an amount comparable to the principal amount of such Eurodollar Loan.

         "Eurodollar Loans" shall mean Revolving Credit Loans which bear interest at rates based upon the Eurodollar Base Rate.

         "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Revolving Credit Loan for such Interest Period multiplied by a fraction, the numerator of which is 1 and the denominator of which is 1 minus the Reserve Requirement for such Revolving Credit Loan for such Interest Period.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the immediately preceding Business Day, and (ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rate charged by three federal funds brokers of recognized standing selected by the Agent on such day for such transactions as reasonably determined by the Agent.

         "Fees" shall mean the fees owing by the Company pursuant to Section
4.1.

         "Financing Plan" shall mean a written statement certified by the chief executive officer or the chief financial officer of the Company and reasonably acceptable in form and substance to the Required Lenders, setting forth with respect to a Material Acquisition: (a) the source and use of funds necessary to consummate such acquisition, including the amount and timing of the borrowing contemplated in connection with such acquisition; (b) the time schedule and plan for arranging and executing a refinancing transaction repaying (whether through equity or long term debt offerings or otherwise) any borrowing referenced under clause (a) above; and (c) such other matters as the Required Lenders may reasonably request.

         "Funded Debt" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof, including, without limitation, all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in current liabilities of such Person determined in accordance with GAAP.

         "GAAP" shall have the meaning ascribed to such term in Section 1.2.(a) hereof.

         "Governmental Agency" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee", "Guaranty", "Guaranteed", and the like, shall refer to a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, any Indebtedness or other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank to issue a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" shall mean, collectively, any polychlorinated biphenyls, petroleum or petroleum derived substance, friable asbestos, and any toxic or otherwise hazardous waste, material or substance, including, without limitation, all substances with respect to which liability or standards of conduct may be imposed pursuant to RCRA, CERCLA or any other Environmental and Safety Law.

         "Health Care Facility" shall mean any nursing home, assisted living facility (including assisted living facilities providing care primarily or exclusively to Persons suffering from Alzheimer's disease, senility or other forms of dementia), rehabilitation hospital, acute care hospital, medical office building or other facility either related to the delivery of health care services or otherwise offering medical services similar to those offered by or in connection with the foregoing facilities, and other facilities and structures related to the foregoing such as parking facilities; provided that, the term "Health Care Facility" shall not include any psychiatric hospital, clinic or office or any other health care facility offering exclusively or primarily psychiatric or psychological services.

         "Indebtedness" shall mean, without duplication, as to any Person (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance or sale of debt securities) whether or not recourse is limited to specific assets of such Person; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable arising in the ordinary course of business so long as such trade accounts payable are not for borrowed money and are paid within 60 days of the date the respective goods are delivered or the respective services are rendered (unless such trade account payable is being contested in good faith); (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the Indebtedness so secured has been assumed by such Person; (d) reimbursement obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person; and (g) obligations or exposures of such Person under Interest Rate Protection Agreements.

         "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Intangible Assets" shall mean that portion of the book value of any Person's assets which would be treated as intangibles under GAAP, including all items such as goodwill, trademarks, trade names, brand names, trade secrets, customer lists, computer software, copyrights, patents, licenses, franchises, franchise conversion rights, covenants not to compete, research and development expense, and rights with respect to any of the foregoing and all unamortized debt discount and expenses.

         "Interest Coverage Ratio" shall mean, for any period, the ratio of EBITDAR for such period to the sum of Interest Expense for such period plus Rental Expense for such period.

         "Interest Expense" shall mean, for any period, the sum of the following for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP: (a) all interest in respect of Indebtedness accrued or which is, or in accordance with GAAP should be, capitalized during such period (whether or not actually paid during such period), (b) the net amounts payable under Interest Rate Protection Agreements accrued during such period (whether or not actually paid during such period), and (c) the aggregate amount of Fees accrued during such period pursuant to Section 4.1.(b), (c), (d) or (e).

         "Interest Period" shall mean,

         (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made (including pursuant to Conversion from a Base Rate Loan) or the last day of the next preceding Interest Period for such Eurodollar Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.7., except that each

Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and

         (b) with respect to any Bid Rate Loan, the period commencing on the date such Bid Rate Loan is made and ending on any Business Day not less than 7 nor more than 180 days thereafter, as the Company may select as provided in
Section 2.5.;

Notwithstanding the foregoing, (i) no Interest Period may end after the Maturity Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), and (iii) no Interest Period with respect to an Eurodollar Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Eurodollar Loan shall not be available hereunder.

         "Interest Rate Protection Agreement" shall mean, as to any Person, an interest rate hedge agreement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "exposure" at any time of any Person under an Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating such exposure under similar arrangements as prescribed from time to time by the Agent taking into account the respective termination provisions set forth herein, the notional principal amount and term thereof and assuming that U.S. Treasury rates generally are equal to the per annum rate of interest which the Agent at such time determines to be the most probable lowest U.S. Treasury rate to occur in the relevant period following such date.

         "Investment" shall mean any investment, made in cash or by delivery of Property, by the Company or any Subsidiary:

                  (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Investment Security, or by loan, Guarantee, advance, capital contribution or otherwise; or

                  (b)      in any Property.

The amount of any Investment shall be its cost (the amount of cash or the fair market value of other Property given in exchange therefor).

         "Investment Security" shall mean "security" as defined in Section 2(1) of the Securities Act of 1933, as amended.

         "Letter of Credit Reserve Account" shall mean the special collateral account, if any, established by the Company with the Agent pursuant to the provisions of Article 11. hereof.

         "Letter of Credit Subcommitment" shall mean $15,000,000 (as the same may be reduced from time to time pursuant to Section 2.13. or Section 2.14.).

         "Letters of Credit" shall mean the letters of credit issued pursuant to
Article 3.1. hereof.

         "Leverage Ratio" shall mean, for any period, the ratio of Funded Debt of the Company and its Subsidiaries as of the end of such period to Consolidated Tangible Net Worth as of the end of such period, in each case determined on a consolidated basis in accordance with GAAP.

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever in respect of such asset. For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loans" shall mean, collectively, the Revolving Credit Loans and the Bid Rate Loans.

         "Material Acquisition" shall mean any acquisition or Potential Acquisition of assets by any one or more of the Company and its Subsidiaries, whether directly or through the acquisition of a Subsidiary, where the value of the total consideration (whether in the form of cash, deferred payment obligations issued by the Company or any of its Subsidiaries, or assets paid in kind or exchanged) paid, or agreed or contemplated to be paid, by the Company or any of its Subsidiaries for such acquisition or in the aggregate for such acquisition and any related series of acquisitions is equal to or exceeds $75,000,000.

         "Material Adverse Effect" shall mean any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions, could reasonably be expected to have a material adverse effect on (a) the business, Property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole; (b) the ability of the Company or one of its Subsidiaries to perform its respective obligations under any of the Credit Documents to which it is a party; (c) the validity or enforceability of any of the Credit Documents; or (d) the rights and remedies of the Lenders, the Facing Bank and the Agent under any of the Credit Documents.

         "Material Contract" shall mean, with respect to the Company and its Subsidiaries, each of those contracts and agreements listed on Schedule 7.12. hereto.

         "Maturity Date" shall mean December 31, 2000 or as otherwise extended pursuant to Section 4.2. hereof.

         "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors; provided that, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then "Moody's" shall mean any other nationally recognized securities rating agency designated by the Required Lenders by notice to the Agent and the Company.

         "Multiemployer Plan" of any Person shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA.

         "Net Available Proceeds" shall mean:

                  (i) (A) in the case of any Disposition, the aggregate amount of all cash payments received (including, without limitation, all cash payments received by way of deferred payment of principal or interest pursuant to a note or installment receivable or otherwise, but only as and when received) by the Company or one of its Subsidiaries in connection with such Disposition, directly or indirectly, or (B) in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Company or one of its Subsidiaries in respect of such Casualty Event, in each case net of (a) the amount of any out-of-pocket legal, title and recording tax expenses, commissions and other fees and expenses reasonably incurred by the Company or such Subsidiary in connection with such Disposition or Casualty Event, (b) any federal, state and local income taxes reasonably estimated in good faith to be payable by the Company or one of its Subsidiaries in connection with such Disposition or Casualty Event and other taxes thereon to the extent such other taxes are actually paid by the Company or such Subsidiary, (c) any repayments by the Company or such Subsidiary of Indebtedness to the extent that such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the Disposition of such Property, and (d) any repayments by the Company or such Subsidiary of Indebtedness to the extent that such Indebtedness is secured by a Lien on the Property that is the subject of such Casualty Event, and the holder of the Lien on such Property assert its prior right (if appropriate) to such proceeds; and

                  (ii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company in respect of such Equity Issuance net of fees, commissions and expenses (including attorneys' fees) reasonably incurred by the Company in connection therewith; and

                  (iii) in the case of the incurrence of Indebtedness, the aggregate amount of the cash proceeds of such Indebtedness received by the Company or one of its Subsidiaries net of fees, commissions and expenses (including attorneys' fees) reasonably incurred by the Company or such Subsidiary in connection therewith;

provided however, Net Available Proceeds of a Disposition by a Permitted Subsidiary which is not a Wholly-Owned Subsidiary shall mean the amount of the proceeds of such Disposition distributable to the Company or one of its Subsidiaries, as determined by reference to the governing documents of such non Wholly-Owned Subsidiary.

         "Net Income" shall mean with respect to any Person, the net income
(loss) of such Person for any period determined in accordance with GAAP; provided, that there shall be excluded therefrom: (a) the income (loss) of any other Person accrued prior to the date it either becomes a Subsidiary of such Person, is merged into or consolidated with such Person, or such other Person's assets are acquired by such Person, and (b) the income (loss) of any other Person (except for a Subsidiary of such Person) in which such Person has an ownership interest, except to the extent that any such income has actually been received by such person in the form of dividends or similar distributions during such period.

         "Notes" shall mean the Revolving Credit Notes and the Bid Rate Notes.

         "Operating Partnership Units" shall mean securities issued by a Down REIT (including without limitation any limited partnership interests or limited liability company interests) which are convertible into capital stock of the Company or which are redeemable in consideration of the delivery of capital stock of the Company and which are issued in connection with the creation of a Down REIT by the Company.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investments" of any Person shall mean: (a) direct obligations of the United States of America or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than 1 year from the date of acquisition thereof by such Person; (b) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest or second highest rating obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one year from the date of the creation thereof and, at the time of acquisition, having the highest or second highest rating obtainable from either S&P or Moody's; (d) any Dollar denominated (i) certificates of deposit, (ii) time deposits, (iii) repurchase agreements or (iv) bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $1,000,000,000; and (e) money market funds organized under the laws of the United States of America or any State thereof that invest not less than 90% of their funds in any of the Investments permitted under subparagraphs (a), (b), (c), (d) or (e).

         "Permitted Liens" shall mean:

                  (a) Liens imposed by any Governmental Agency for taxes, assessments or charges not yet due or which are being contested in good faith and with due diligence and with respect to which adequate reserves have been established;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business not yet delinquent or which are being contested in good faith and with due diligence and with respect to which adequate reserves have been established;

                  (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than a trade contract which constitutes Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, zoning restrictions and other similar encumbrances of record on real property incurred in the ordinary course of business which, in the aggregate, are not material in dollar amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (f)      Liens existing on the date hereof and disclosed on
Schedule 7.16. hereto;

                  (g) Purchase Money Liens, Liens securing Acquired Indebtedness and Liens pursuant to Capital Lease Obligations which secure Indebtedness permitted pursuant to Section 9.3. hereof, provided that such Liens with respect to Acquired Indebtedness extend only to the Property (and any applicable insurance thereon) acquired in connection with the incurrence of the Indebtedness secured thereby;

                  (h) any attachment or judgment Lien either in existence less than 30 calendar days after the entry thereof, or with respect to which execution has been stayed, or with respect to which payment in full above any deductible is covered by insurance (so long as no reservation of rights has been made by the insurer in connection with such coverage); and

                  (i) renewals of any of the foregoing Liens in connection with the refinancings, renewals or extensions of Indebtedness in accordance with
Section 9.3.(i).

For purposes of this definition, the term "Purchase Money Lien" shall mean any Lien on fixed assets, plant or equipment (and any intangible assets associated therewith) acquired by the Company or any of its Subsidiaries securing the payment of all or a portion of the purchase price therefor or Liens to which such purchased assets are subject immediately prior to or simultaneously with such acquisition; provided, however, that (i) the transaction in which any Purchase Money Lien is proposed to be created or assumed is permitted by this Agreement; (ii) any Purchase Money Lien shall attach only to the assets acquired (and any applicable insurance thereon) in such transaction and shall not extend to or cover any other assets of the Company or any of its Subsidiaries; (iii) the Indebtedness secured or covered by any Purchase Money Lien shall not exceed the cost (including reasonable costs directly incurred in connection with such acquisition) to the Company or any of its Subsidiaries of the assets acquired; and (iv) such Indebtedness is either (x) incurred within 30 days following the date of the acquisition of the assets so acquired or (y) incurred for the purpose of refinancing or refunding any Indebtedness secured by a Purchase Money Lien provided the unpaid balance is not thereby increased.

         "Permitted Subsidiary" shall mean any Subsidiary of the Company (i) which existed on the Closing Date, or (ii) that has (A) executed the Subsidiary Guaranty and (B) that is either Wholly-Owned or is otherwise permitted by
Section 9.5.(j).

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "PG Assets" means (a) the PG Sites to the extent such Property, plant, and equipment constitute assets of the Company or its consolidated Subsidiaries,
(b) any Indebtedness owed to the Company or its consolidated Subsidiaries and secured by any PG Site, and (c) any Indebtedness owed to the Company or its consolidated Subsidiaries by the owner or operator, other than an owner or operator who is an Affiliate of the Company, of any PG Site as a result of operating advances made by the Company or any of its consolidated Subsidiaries to such owner or operator in connection with the operation or maintenance of such PG Site.

         "PG Excess Proceeds" means at any time the amount, if any, by which (a) the cumulative Net Available Proceeds of the Disposition of PG Assets made on or before such time exceeds (b) the outstanding balance of the PG Indebtedness at such time plus the cumulative repayments of PG Indebtedness made on or before such time.

         "PG Indebtedness" means the following Indebtedness of the Company allocated by the Company to the acquisition, maintenance, and operation of the PG Assets: (a) $9,175,000 in fixed rate Indebtedness and (b) up to $7,930,000 in variable rate Indebtedness, reflected as liabilities in that portion of financial statements of the Company entitled "Psychiatric Group Condensed Balance Sheets."

         "PG Sites" means the five psychiatric hospital sites listed on Schedule
9.6. hereto and all Property, plant, and equipment with respect to such sites.

         "PG Stock" means the class of Preferred Stock of the Company designated as "Psychiatric Group Preferred Stock" with a par value of $.01 having the rights, restrictions, and other attributes set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on July 7, 1995

         "Plan" of the Company or any of its Subsidiaries shall mean an employee benefit or other plan established or maintained by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA, other than a Multiemployer Plan of such Person.

         "Potential Acquisition" shall mean a potential acquisition which is subject to a binding purchase agreement between the Company or a Subsidiary and the entity or entities whose equity interests or assets the Company or such Subsidiary intends to acquire.

         "Preferred Stock" shall mean, for any corporation, any class or series of equity securities of such corporation which is entitled, upon any distribution of such corporation's assets, whether by dividend or by liquidation, to a preference over another class or series of equity securities of such corporation, and which by its terms is either: (a) entitled to receive cash distributions (or asset distributions or distributions of securities other than distributions in kind of preferred stock of the same class and series) of such corporation's or any of its Subsidiaries, assets, whether by dividend or by liquidation; or (b) mandatorily redeemable or redeemable at the option of the issuer or holder thereof for cash (or assets or securities other than distributions in kind of preferred stock of the same class and series) by such corporation or any of its Subsidiaries, or is convertible or exchangeable, mandatorily or at the option of the issuer or holder thereof, into Indebtedness of such corporation or any of its Subsidiaries; provided, however, that "Preferred Stock" shall not include Operating Partnership Units.

         "Prime Rate" shall mean the rate of interest from time to time announced by Wells Fargo in San Francisco as its prime commercial lending rate.

         "Principal Office" shall mean the principal office of Wells Fargo, presently located at 201 Third Street, 8th Floor, San Francisco, California 94103.

         "Projected Financial Statements" shall mean (i) projected consolidated statements of cash flows of the Company and its Subsidiaries for each fiscal year and (ii) projected consolidated income statements and balance sheets of the Company and its Subsidiaries for each fiscal year, as required in Sections 8.1.(k) and (l) hereof.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Pro Rata Share" means the fraction of each Lender's Commitment divided by the aggregate amount of all Commitments, converted into a percentage.

         "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

         "Real Estate Investments" shall mean Investments of the Company and its Consolidated Subsidiaries included, in conformity with GAAP, in line items designated as "Real property and mortgage notes", "Construction in progress" and "Other notes receivable and direct financing leases" on the Company's financial statements and any other similar line items evidencing investments related to real estate as may be used from time to time by the Company on its financial statements in accordance with GAAP.

         "Redeemable Stock" shall mean any capital stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or any other agreement) or upon the happening of any event matures or is or will become mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or is exchangeable for or convertible into a security of a Person other than the issuer of such capital stock or into Indebtedness; provided, however, that "Redeemable Stock" shall not include Operating Partnership Units.

         "Regulations D, G, T, U and X" shall mean, respectively, Regulations D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect to any Lender, any change enacted or adopted after the date of this Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation
D) or the adoption or publication after the date of this Agreement of any interpretations, directives or requests (whether or not having the force of law) applying to a class of banks including such Lender of or under any United States federal, state or foreign law or regulations by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reimbursement Obligations" shall mean, at any time, all obligations of the Company to the Facing Bank, and to the Lenders to the extent of their participation therein, in respect of the Letters of Credit, and shall consist of all amounts which have been paid by the Facing Bank pursuant to the Letters of Credit, if and to the extent the Facing Bank has not received reimbursement therefor from the Company.

         "REIT" shall mean a Person qualifying for treatment as a "real estate investment trust" under the Code.

         "Release" shall mean any "release" as such term is defined in 42 U.S.C. ss. 9601(22), or any successor federal statute or analogous state law.

         "Rental Expense" shall mean, with respect to any Person for any fiscal period, the aggregate rent expense of such Person with respect to all obligations of such Person for the payment of rent for any real or personal property under leases or agreements to lease other than Capital Lease Obligations. When such term is used with respect to the Company, "Rental Expense" shall mean the Rental Expense of the Company and its Consolidated Subsidiaries.

         "Rentals" shall mean all fixed rents payable by any Person as lessee or sublessee under a lease of any asset, but shall be exclusive of any amounts required to be paid by such Person (irrespective of whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Required Lenders" shall mean (i) at any time prior to the occurrence of an Event of Default, the Lenders holding at least 51% of the outstanding Commitments and (ii) at any time after the occurrence and during the continuation of an Event of Default the Lenders holding at least 51% of the outstanding Loans, Reimbursement Obligations and Letters of Credit (or, if no Loans, Reimbursement Obligations or Letters of Credit are outstanding, at least 51% of the outstanding Commitments).

         "Requirement of Law" shall mean, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Agency, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

         "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.1., or (ii) any category of extensions of credit or other assets which includes Eurodollar Loans.

         "Restricted Payment" shall mean (i) dividends by or on behalf of the Company (in cash, Property or obligations, but excluding dividends payable solely in shares of capital stock other than Redeemable Stock) or any Subsidiary on, or other payments or distributions on account of or with respect to, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock or other equity interests of the Company or such Subsidiary, (ii) any prepayment by the Company or any of its Subsidiaries of principal, optional redemption, purchase, retirement prior to stated maturity, defeasance, or similar optional prepayment with respect to any Indebtedness for borrowed money other than the Loans, or (iii) any loans, advances or any other payments by the Company or any of its Affiliates to, or transactions by the Company or any of its Affiliates with, any Affiliate of such Person, except in the case of transactions (other than loans, advances or other payments) which are no less favorable to the Company or its Subsidiaries than transactions negotiated at arms length with nonaffiliated third parties.

         "Revolving Credit Commitment" shall mean, as to each Lender, the obligation of such Lender to make Revolving Credit Loans and Letters of Credit available to the Company in an aggregate amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Schedule I hereto under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.14. or Section 2.14.).

         "S&P" shall mean Standard & Poor's Corporation, a New York corporation, and its successors; provided that, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then "S&P" shall mean any other nationally recognized securities rating agency designated by the Required Lenders by notice to the Agent and the Company.

         "Senior Long Term Debt" means all outstanding Indebtedness of the Company which by its terms matures more than one year from the date of its creation or is extendible for such a period at the option of the Company and which has not been subordinated in right of payment to any other Indebtedness of the Company.

         "Senior Long Term Debt Rating" means the rating given from time to time by S&P and/or Moody's with respect to the outstanding Senior Long Term Debt of the Company.

         "Series B Preferred Stock" shall mean 40,000 shares of the Company's 8.60% Cumulative Redeemable Preferred Stock, Series B, issued prior to November 28, 1997, which shares shall have a liquidation preference of $2,500.00 per share and shall not be redeemable prior to October 27, 2002 (or such later date as may be selected by the Company) and may be represented by and traded as depository shares.

         "Stated Amount" means the maximum amount available to be drawn under a Letter of Credit from time to time in accordance with its terms, without regard to whether any conditions to a drawing could then be met. The Stated Amount of any Letter of Credit shall be deemed to be outstanding from the date of the issuance of such Letter of Credit until such Letter of Credit is returned to the Facing Bank notwithstanding the prior expiration of such Letter of Credit in accordance with its terms.

         "Subsidiary" shall mean, as to any Person, any corporation, partnership, limited liability company or joint venture, whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (other than stock having such voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more of its Subsidiaries, (ii) in the case of a partnership or joint venture, in which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries or (iii) in the case of a limited liability company, in which such Person or a Subsidiary of such Person is a manager (or a Person with the power to elect a manager) or of which a majority of the membership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

         "Subsidiary Guarantors" means: (a) each of those Subsidiaries of the Company in existence on the Closing Date other than those set forth on Schedule
7.14. hereto and (b) each Subsidiary of the Company which becomes a guarantor under a Subsidiary Guaranty following the Closing Date.

         "Subsidiary Guaranty" means that certain Guaranty Agreement, dated as of the Closing Date, executed by the Subsidiary Guarantors in favor of the Agent and the Lenders and each such agreement executed by a Permitted Subsidiary after the Closing Date, in each case substantially in the form of Exhibit A hereto.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of California.

         "Unmatured Default" shall mean an event which with notice or lapse of time or both would become an Event of Default.

         "Wells Fargo" shall mean Wells Fargo Bank, National Association

         "Wholly-Owned Subsidiary" shall mean any corporation, association or other business entity of which l00% of the outstanding shares of all classes of capital stock or other ownership interests is at the time owned directly or indirectly by, such Person or one or more of the other Wholly-Owned Subsidiaries of such Person or a combination thereof.

         "Working Capital Loans" means working capital loans made by the Company in connection with Section 9.5.(d), which loans will be secured by a first priority security interest in the accounts generated from the operation of such facility to the extent consistent with Requirements of Law.

1.2.     ACCOUNTING TERMS AND DETERMINATIONS

         (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, all calculations for purposes of determining compliance with the terms of this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared in accordance with generally accepted accounting principles applied in the United States and practices which are recognized as such by the American Institute of Certified Public Accountants ("GAAP") applied for all periods to the extent practicable on a basis consistent with that used in the preparation of the Historical Financial Statements, so as to present fairly the financial condition and the results of operations of the applicable Person. In the event of a change in GAAP that is applicable to the Company, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change; provided, however, that the Company and the Required Lenders will thereafter negotiate in good faith to revise such covenants to the extent necessary to conform such covenants to GAAP as then in effect.

         (b) To enable the ready and consistent determination of compliance with the covenants set forth in Article 9. and Article 10., the Company will not change the last day of its fiscal year from December 31 of each year or the last days of the first three fiscal quarters in each of its fiscal years from the last day in March, June and September of each year, respectively.

1.3.     OTHER REFERENTIAL PROVISIONS

         All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Credit Documents, unless the context shall require otherwise. Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement. Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument. Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement. Except where specifically restricted, reference to a party to a Credit Document includes that party and its successors and assigns permitted hereunder or under such Credit Document. Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Credit Document, such time shall be the local time in the city in which the Principal Office of the Agent is located. Whenever the phrase "to the knowledge of the Company" or words of similar import relating to the knowledge of the Company are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer of the Company or (ii) the knowledge that such Persons would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

1.4.     TYPES OF REVOLVING CREDIT LOANS

         Revolving Credit Loans hereunder are distinguished by "Type". The "Type" of a Revolving Credit Loan refers to whether such Revolving Credit Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

                    2. REVOLVING CREDIT LOANS; BID RATE LOANS

2.1.     REVOLVING CREDIT LOANS

         Each Lender severally (but not jointly) agrees, on the terms and subject to the conditions contained herein, to make loans to the Company during the period from and including the Closing Date to but not including the Maturity Date in an aggregate principal amount at any one time outstanding of up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time (such Loans being herein called "Revolving Credit Loans"); provided, however, that subject to the ultimate sentence of Section
2.15. in no event shall the aggregate principal amount of all outstanding Revolving Credit Loans and the aggregate principal amount of all outstanding Bid Rate Loans, exceed $250,000,000 (as such amount may be reduced pursuant to Sections 2.13. and 2.14. hereof), such amount to be referred to herein as the "Maximum Loan Amount", minus the aggregate Stated Amounts of all outstanding Letters of Credit and all outstanding Reimbursement Obligations. Subject to the terms contained herein, the Company may borrow, repay and reborrow the Revolving Credit Loans.

2.2.     CONVERSION OR CONTINUATION OF REVOLVING CREDIT LOANS

         The Company may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type, provided that (i) the Company shall give the Agent notice of each such Conversion or Continuation as provided in Section 4.7.; (ii) Eurodollar Loans may be Continued or Converted only on the last day of an Interest Period for such Eurodollar Loans; (iii) no Revolving Credit Loan may be Converted into or Continued as a Eurodollar Loan during the continuance of an Unmatured Default or an Event of Default; and (iv) no more than 8 separate Interest Periods in respect of Eurodollar Loans from any Lender may be outstanding at any one time.

2.3.     REVOLVING CREDIT LOAN BORROWINGS

         The Company shall give the Agent (which shall promptly notify the Lenders) notice of each borrowing hereunder as provided in Section 4.7., which notice when given shall be irrevocable. Not later than 11:00 a.m. (San Francisco time) on the date specified for each borrowing hereunder, each Lender shall make available the amount of the

Revolving Credit Loan to be made by it on such date to the Agent, at account number [4518 049 994] maintained by the Agent at the Principal Office (the "Agent's Account"), in immediately available funds, for account of the Company. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained at the Principal Office.

2.4.     BID RATE LOANS.

         In addition to borrowings of Revolving Credit Loans, at any time during the period from the Closing Date to but excluding the Maturity Date, and so long as the Company has been assigned a Senior Long Term Debt Rating from either of S&P or Moody's of at least BBB- or Baa3, as applicable, the Company may, as set forth in Section 2.5., request the Lenders to make offers to make Bid Rate Loans to the Company in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in Section 2.5.

2.5.     BID RATE LOANS BORROWINGS.

         (a) Requests for Bid Rate Loans. When the Company wishes to request from the Lenders offers to make Bid Rate Loans, it shall give the Agent notice (a "Bid Rate Quote Request") so as to be received no later than 9:00 a.m. (San Francisco time) two Business Days prior to the date of borrowing proposed therein. The Agent shall deliver to each Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Agent. The Company may request offers to make Bid Rate Loans for up to 2 different Interest Periods in each Bid Rate Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Bid Rate Quote Request for a separate borrowing (a "Bid Rate Borrowing"). Each Bid Rate Quote Request shall be substantially in the form of Exhibit F-1 and shall specify as to each Bid Rate Borrowing:

                  (i) the proposed date of such borrowing, which shall be a Business Day;

                  (ii) the aggregate amount of such Bid Rate Borrowing, which shall not cause any of the limits specified in Section 2.15. to be violated; and

                  (iii) the duration of the Interest Period applicable thereto.

         Except as otherwise provided in the penultimate sentence of the previous paragraph in this subsection (a), the Company shall deliver no more than four Bid Rate Quote Requests in any calendar month and no Bid Rate Quote Request shall be delivered within five Business Days of the giving of any other Bid Rate Quote Request.

         (b)      Bid Rate Quotes.

                  (i) Each Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Company's request under Section
         2.5. (a) specified more than one Interest Period, such Lender may make a single submission containing only one Bid Rate Quote for each such Interest Period. Each Bid Rate Quote must be submitted to the Agent not later than 7:30 a.m. (San Francisco time) on the proposed date of borrowing and the Agent shall disregard any Bid Rate Quote received after such time; provided that the Agent (in its capacity as Lender) may submit a Bid Rate Quote only if it notifies the Company of the terms of the offer contained therein not later than 7:00 a.m. (San Francisco time) on the proposed date of such borrowing. Subject to Articles 6. and 11., any Bid Rate Quote so made shall be irrevocable..

                  (ii) Each Bid Rate Quote shall be substantially in the form of Exhibit F-2 and shall specify:

                           (A) the proposed date of borrowing and the Interest
                  Period therefor;

                           (B) the principal amount of the Bid Rate Loan for
                  which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Lender submits Bid Rate Quotes (A) may be greater or less than the Commitment of such Lender but (B) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested;

                           (C) the rate of interest per annum (rounded upwards,
                  if necessary, to the nearest 1/1,000th of 1%) offered for each such Bid Rate Loan (the "Bid Rate");

                           (D)      the identity of the quoting Lender; and

                           (E) any Bid Rate Quote shall be in a minimum amount
                  of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

No Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

         (c) Notification by Agent. The Agent shall, as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 8:30 a.m. (San Francisco time) on the proposed date of borrowing), notify the Company of the terms (i) of any Bid Rate Quote submitted by a Lender that is in accordance with this Section 2.5. and (ii) of any Bid Rate Quote that amends, modifies or is otherwise inconsis-tent with a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote referred to in clause (ii) of the immediately preceding sentence shall be disregarded by the Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of the Bid Rate Borrowing for which offers have been received and (B) the principal amounts and Bid Rates so offered by each Lender (identifying the Lender that made each Bid Rate Quote).

         (d)      Acceptance by Company.

                  (i) Not later than 9:30 a.m. (San Francisco time) on the proposed date of borrowing, the Company shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to
         Section 2.5. which notice shall be in the form of Exhibit F-3. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The failure of the Company to give such notice by such time shall constitute nonacceptance. The Company may accept any Bid Rate Quote in whole or in part; provided that:

                           (A) the aggregate principal amount of each Bid Rate
                  Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

                           (B) the aggregate principal amount of each Bid Rate
                  Borrowing shall comply with the provisions of Section 4.6. but shall not cause the limits specified in Section 2.15. to be violated;

                           (C) acceptance of offers may be made only in
                  ascending order of Bid Rates in each case beginning with the lowest rate so offered;

                           (D) any acceptance in part by the Company shall be in
                  a minimum amount of $1,000,000; and

                           (E) the Company may not accept any offer that fails
                  to comply with Section 2.5. or otherwise fails to comply with the requirements of this Agreement).

                  (ii) If offers are made by two or more Lenders with the same Bid Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

         (e) Obligation to Make Bid Rate Loans. The Agent shall promptly (and in any event not later than 10:00 a.m. (San Francisco time) on the proposed date of borrowing) notify each Lender that submitted a Bid Rate Quote as to whose Bid Rate Quote has been accepted and the amount and rate thereof. No Lender shall be relieved of its obligation to fund a Bid Rate Loan prior to the time the applicable Bid Rate Loan is funded. Any Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 11:00 a.m. (San Francisco time) on the date specified for the making of such Bid Rate Loan, make the amount of such Bid Rate Loan available to the Agent at its Principal Office in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company promptly upon receipt by the Agent by depositing the same, in immediately available funds, in an account of the Company designated by the Company.

2.6.     INTEREST


         (a) The Company agrees to pay to the Agent for the account of each Lender in accordance with Sections 4.3. and 4.5. interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (i) during the periods that such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin;

                  (ii) during the periods that such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin, and

                  (iii) during the periods such Loan is a Bid Rate Loan, at the Bid Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.5.

Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date, (ii) in the case of a Eurodollar Loan or a Bid Rate Loan, on the last day of each Interest Period thereof (except that interest shall be payable at the end of each three-month period in the case of an Interest Period of greater than three months), (iii) in the case of each Eurodollar Loan, upon the payment or prepayment thereof or the Conversion of such Eurodollar Loan to a Revolving Credit Loan of another Type (but only on the principal amount so paid, prepaid or Converted), and (iv) in the case of each Base Rate Loan, following the payment thereof or the Conversion of such Base Rate Loan to a Revolving Credit Loan of another Type on the first to occur of the Maturity Date or the last Business Day of the calendar quarter in which such payment or Conversion occurred.

         (b) If an Event of Default shall have occurred and be continuing, the Company agrees to pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan owing to each Lender (and, to the extent permitted by law, on the unpaid amount of all interest, Fees and other amounts payable hereunder or under the Credit Documents that is not paid when due) at the Default Rate on demand.

2.7.     REDUCTIONS OF COMMITMENTS IRREVOCABLE

         The Commitments once terminated or reduced may not be reinstated or increased.

2.8.     LENDING OFFICES

         The Revolving Credit Loans of each Type and the Bid Rate Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for such Loans.

2.9.     SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT

         The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. Nothing herein shall affect the obligation of any Lender pursuant to any commitment issued by such Lender with respect to the financing contemplated hereby prior to the initial Loans hereunder; provided, however, that all such commitments shall be superseded by this Agreement upon the making of such initial Loans. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

2.10.    NOTES

         (a) The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note to be executed by the Company in substantially the form of Exhibit B hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed. As used herein, the term "Revolving Credit Notes" shall mean the promissory notes provided for by this subsection.

         (b) The Bid Rate Loans made by any Lender shall be evidenced by a single promissory note to be executed by the Company in substantially the form of Exhibit C hereto, dated the date hereof, payable to such Lender and otherwise duly completed. As used herein, the term "Bid Rate Notes" shall mean the promissory notes provided for by this subsection.

         (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on account of, the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under such Note.

         (d) No Lender shall be entitled to have its Revolving Credit Note subdivided by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's Revolving Credit Loans pursuant to Section 13.6.(b).

         (e) No Lender shall be entitled to have its Bid Rate Note subdivided by exchange for promissory notes of lesser denominations or otherwise.

2.11.    SCHEDULED REPAYMENTS

         (a) Revolving Credit Loans. Revolving Credit Loans shall be due and payable in full on the Maturity Date.

         (b) Bid Rate Loans. Each Bid Rate Loan shall be due and payable in full on the earlier of (i) the last day of the Interest Period for such Bid Rate Loan or (ii) the Maturity Date.

2.12.    OPTIONAL PREPAYMENTS

         Subject to Section 4.6., the Company may prepay (a) Base Rate Loans, at any time or from time to time, without premium or penalty and (b) Eurodollar Loans, (i) on the last day of the Interest Period applicable thereto without premium or penalty, or (ii) upon three Business Day's prior notice, at any time during an Interest Period or in connection with a prepayment of all outstanding Loans and the termination of all Commitments, in which case the Company as a condition to such prepayment shall pay all amounts contemplated by Article 5. (including, but not limited to, Section 5.5. with respect to optional prepayments) in connection with such prepayment. All prepayments of Eurodollar Loans made pursuant to this Section shall include the payment of interest accrued to the date of such prepayment. Bid Rate Loans may not be prepaid pursuant to this Section 2.12. by the Company.

2.13.    MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS


         The Company will apply Net Available Proceeds described in subsections
(a) through (d) of this Section 2.13. as provided in subsection (e) of this
Section 2.13.

         (a) Casualty Events. 100% of the Net Available Proceeds of any Casualty Event other than a Casualty Event whose Net Available Proceeds are applied toward replacement, restoration or repair of the damaged Property within 90 days after the receipt of such Net Available Proceeds, or if such replacement, restoration or repair cannot reasonably be completed within 90 days, within such longer period as is reasonable, but in no event more than 6 months after receipt of such Net Available Proceeds.

         (b) Sale of Assets. (i) 100% of the Net Available Proceeds of any Disposition other than (x) a Disposition described in (a) above, (y) a Disposition of any PG Assets or (z) a Disposition of obsolete assets or assets which results in Net Available Proceeds in an amount less than $1,000,000 that are applied toward the purchase of replacement assets within 90 days after such Disposition, and (ii) the lesser of (x) 100% of the Net Available Proceeds arising from the Disposition of any PG Assets pursuant to Section 9.9.(b) and
(y) the outstanding amount of the PG Indebtedness as of the date of such Disposition.

         (c) Incurrence of Indebtedness. 100% of the Net Available Proceeds resulting from (i) the incurrence by the Company of any Indebtedness of the type specified in Section 9.3.(h) or (ii) the incurrence by the Company of any Indebtedness by issuance of debt securities in a private placement or in the public markets to the extent the same are permitted by Section 9.3. hereof.

         (d) Equity Issuance. 100% of the Net Available Proceeds resulting from any Equity Issuance.

         (e) Application. Net Available Proceeds described in subsections (a) through (d) of this Section 2.13. shall be applied as follows:

                  (i) Prior to an Event of Default. So long as no Event of Default has occurred and is continuing, such Net Available Proceeds shall be applied to the prepayment of Revolving Credit Loans promptly, but in no event longer than 3 Business Days (or such longer period of time as the Agent may agree in its sole and absolute discretion), after receipt thereof (in each case with Base Rate Loans being prepaid prior to Eurodollar Loans).

                  (ii) After an Event of Default. If Event of Default has occurred, and so long as the same is continuing, promptly, but in no event longer than 3 Business Days, after receipt thereof, such Net Available Proceeds shall be applied as follows.

                           (A) first, to prepayment of Loans and outstanding Reimbursement Obligations on a pro rata basis, with a corresponding permanent reduction in the Revolving Credit Commitments;

                           (B) second, to the Letter of Credit Reserve Account, to the extent of the aggregate Stated Amounts of the outstanding Letters of Credit; and

                           (C) third, to the extent Net Available Proceeds are retained by the Company after the payment or application provided for in clauses (A) and (B), the Revolving Credit Commitments, including any unused portion of the Letter of Credit Subcommitment will be reduced by an amount equal to such retained Net Available Proceeds.

         (f) Minimum Amounts. Notwithstanding any other provisions of this
Section 2.13., no mandatory prepayment pursuant to subsection (e) of this
Section 2.13. shall be required until such time as the aggregate amount subject to recapture pursuant to such subsection equals $1,000,000, at which time such amount shall be applied as set forth in Section 2.13. in integral multiples of $50,000 in excess thereof.

2.14.    VOLUNTARY REDUCTIONS OF COMMITMENTS

         The Company shall have the right to terminate or reduce the aggregate amount of the Commitments, including any unused portion of the Letter of Credit Subcommitment; at any time or from time to time; provided that: (i) the Company shall give notice of each such termination or reduction as provided in Section 4.7., which notice when given shall be irrevocable; (ii) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and (iii) in no event shall any reduction reduce the aggregate amount of Commitments below the sum of (w) the aggregate principal amount of the outstanding Revolving Credit Loans, (x) the aggregate principal amount of the outstanding Bid Rate Loans, (y) the aggregate Stated Amounts of all outstanding Letters of Credit, and (z) the aggregate amount of all Reimbursement Obligations then outstanding.

2.15.    AMOUNT LIMITATIONS.

         Notwithstanding any other term of this Agreement or any other Credit Document, at no time may (a) the aggregate principal amount of all outstanding Revolving Credit Loans, together with the aggregate principal amount of all outstanding Bid Rate Loans and the aggregate Stated Amounts of all outstanding Letters of Credit and all outstanding Reimbursement Obligations, exceed the Maximum Loan Amount at such time or (b) the aggregate principal amount of all outstanding Bid Rate Loans exceed 50% of the Maximum Loan Amount at such time. The amount of any Bid Rate Loan made by any Lender shall not constitute a utilization of such Lender's Commitment. For avoidance of doubt, neither a Bid Rate Loan which is paid with the proceeds of a Revolving Credit Loan simultaneously with the funding of such Revolving Credit Loan nor a Revolving

Credit Loan which is paid with the proceeds of a Bid Rate Loan simultaneously with the funding of such Bid Rate Loan shall be deemed to be outstanding for purposes of the first sentence of this Section.

2.16.    USE OF PROCEEDS


         The proceeds of the Loans shall be used by the Company for (i) acquisitions of and Investments in Health Care Facilities as described in
Section 9.5. and (ii) for general corporate purposes.

                              3. LETTERS OF CREDIT.

3.1.     LETTERS OF CREDIT

         (a) Subject to the terms and conditions of this Agreement, the Facing Bank, on behalf of the Lenders, agrees to issue and amend (including, without limitation to extend or renew) for the account of the Company for the period from and including the Closing Date to, but excluding, the Maturity Date one or more Letters of Credit in such form and containing such terms as may be requested from time to time by the Company and acceptable to the Facing Bank up to a maximum aggregate Stated Amounts of all Letters of Credit at any one time outstanding equal to the lesser of (i) the Letter of Credit Subcommitment, or
(ii) the Aggregate Available Revolving Commitments; provided, however, that the Facing Bank will have no obligation to issue a Letter of Credit if the issuance thereof would conflict with any legal or regulatory restriction applicable to the Facing Bank or any Lender as notified by such Lender before the date of issuance of the Letter of Credit.

         (b) The Letters of Credit shall be standby letters of credit required by the Company or its Subsidiaries in the ordinary course of business.

         (c) At the time of issuance, the amount and the terms and conditions of each Letter of Credit shall be subject to approval by the Facing Bank and the Company. In no event may the expiration date of any Letter of Credit issued hereunder extend longer than one year from the date of issuance thereof or later than the Maturity Date. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall have a final expiration date no later than the Maturity Date.

3.2.     ISSUANCE OF THE LETTERS OF CREDIT

         (a) Notice of Issuance. The Company shall give the Facing Bank and the Agent written notice (or telephonic notice confirmed in writing) by 10:00 o'clock A.M.

San Francisco time at least 2 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to be in substantially the form of Exhibit D hereto (a "Letter of Credit Request"). The Company shall also execute and deliver the Continuing Agreement and such other customary letter of credit application forms as requested from time to time by the Facing Bank.

         (b) Issuance. Provided the Company has given notice prescribed by
Section 3.2.(a) and subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in
Article 6., the Facing Bank shall issue the requested Letter of Credit on the requested date of issuance as set forth in the applicable Letter of Credit Request on behalf of the Lenders for the benefit of the stipulated beneficiary named therein and shall deliver the original of such Letter of Credit to such beneficiary at the address specified in the Company's notice. At the request of the Company, the Facing Bank shall deliver a copy of each Letter of Credit to the Company within a reasonable time after the date of issuance thereof. Upon the written request of the Company, the Facing Bank shall deliver to the Company a copy of any Letter of Credit proposed to be issued hereunder prior to the issuance thereof.

         (c) Reporting to Lenders. The Facing Bank shall report to the Agent which shall report to the Lenders monthly any change in the Stated Amount of any Letter of Credit, the aggregate Stated Amounts of all Letters of Credit then outstanding and such other information concerning the Letters of Credit as a Lender shall reasonably request. The Facing Bank shall, at the request of a Lender, deliver copies of any Letter of Credit issued hereunder to such Lender. The failure of the Facing Bank to perform its requirements under this subsection shall not relieve the reimbursement obligation of any Lender under Section 4.9.

3.3.     REIMBURSEMENT OF DRAWINGS

         (a) Notice. The Facing Bank shall promptly notify the Agent of each Drawing honored by it under any Letter of Credit (although any failure or delay in the giving of such notice shall not diminish or impair the obligation of any Lender to fund its Pro Rata Share of such Drawing, or diminish or impair the Company's obligation to pay the Reimbursement Obligations in connection with such Drawing). At such time as the Agent shall be so notified by the Facing Bank, the Agent shall promptly notify the Company and each Lender, by telephone or telecopy, of the amount of the Drawing and, in the case of each Lender, such Lender's Pro Rata Share of such Drawing.

         (b) Reimbursement by the Company. The Company agrees to reimburse the Facing Bank as follows for Drawings under a Letter of Credit honored by the Facing Bank:

                  (i) The Company agrees to pay to the Agent, for the account of the Facing Bank, no later than 3:00 p.m. (San Francisco time) on the first Business Day following the date on which the Facing Bank notifies the Company of a Drawing in an amount equal to the amount of each such Drawing; or

                  (ii) if (A) the Company has not reimbursed the Facing Bank pursuant to subsection (i) above and (B) the applicable conditions set forth in Article 6. have been fulfilled and (C) the Aggregate Available Revolving Commitments in effect at such time exceed the amount of the Drawing to be reimbursed, the Company agrees to cause the Facing Bank to be reimbursed with the proceeds of a Revolving Credit Loan.

         (c) Reimbursement by Loans. Unless the Company notifies the Agent and the Facing Bank to the contrary, the Company shall be deemed to have requested that a Drawing be reimbursed with the proceeds of a Revolving Credit Loan in the amount of such Drawing as provided in (b)(ii) above. Unless the Company complies with the applicable notice requirements as set forth in Section 4.7., which compliance shall not be necessary, any Revolving Credit Loan used to repay any Reimbursement Obligation shall initially be a Base Rate Loan.

3.4.     INTEREST ON OUTSTANDING REIMBURSEMENT OBLIGATIONS

         All outstanding Reimbursement Obligations in respect of any Letter of Credit shall bear interest as if such Reimbursement Obligation were a Base Rate Loan, and shall bear interest (a) from and including the date on which the corresponding Drawing is honored by the Facing Bank to and through the date such Reimbursement Obligation is due and payable pursuant to Section 3.3.(b), and (b) thereafter shall bear interest at a per annum rate equal to the Default Rate otherwise applicable to Base Rate Loans hereunder until paid, with such interest being due and payable on demand.

3.5.     REIMBURSEMENT OBLIGATIONS ABSOLUTE

         The Company agrees that any action taken or omitted to be taken by the Facing Bank in connection with the Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Facing Bank, shall be binding on the Company as between the Company and the Facing Bank, and shall not result in any liability of the Facing Bank to the Company. The obligation of the Company to reimburse the Facing Bank for a Drawing under a Letter of Credit or to repay the Lenders for advances made by them to the Facing Bank on account of Drawings made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

         (a) Any lack of validity or enforceability of any Credit Document;

         (b) Any amendment or waiver of or consent to any departure from any or all of the Credit Documents;

         (c) Any improper use which may be made of the Letter of Credit or any improper acts or omissions of any beneficiary or transferee of the Letter of Credit in connection therewith;

         (d) The existence of any claim, set-off, defense or any right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), the Agent, the Facing Bank or any Lender or any other Person, whether in connection with a Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Credit Document, or any unrelated transaction;

         (e) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that such payment shall not have constituted gross negligence or willful misconduct of the Facing Bank, although the Company shall be subrogated to the rights of the Facing Bank with respect to any such forgery, fraud, invalidity, insufficiency, untruth or inaccuracy;

         (f) The insolvency of any Person issuing any documents in connection with the Letter of Credit;

         (g) Any breach of any agreement between the Company and any beneficiary or transferee of any Letter of Credit;

         (h) Any irregularity in the transaction with respect to which a Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

         (i) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

         (j) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Facing Bank;

         (k) Any other circumstances arising from causes beyond the control of the Facing Bank;

         (l) Payment by the Facing Bank under a Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Facing Bank; and

         (m) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct of any Lender or the Agent.

3.6.     INDEMNIFICATION REGARDING LETTERS OF CREDIT

         The Company will indemnify and hold harmless the Agent, the Facing Bank and each other Lender and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees, but excluding taxes) which may be imposed on, incurred by or asserted against the Agent, the Facing Bank or any such other Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Company shall not be liable to the Agent, the Facing Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Agent, the Facing Bank or such Lender, as the case may be, as determined by a non-appealable judicial order. This Section 3.6. shall survive termination of this Agreement.

3.7.     LIMITATION OF LIABILITY OF THE FACING BANK

         The Facing Bank shall not be liable for failure to collect on the Reimbursement Obligations, or any part thereof, or for any delay in so doing.

                      4. OTHER CREDIT COMMITMENT PROVISIONS

4.1.     FEES

         (a) Arranger's, Agent's and Upfront Fees. In consideration for the arrangement of the financial accommodations evidenced hereby and for acting as Agent, the Company shall pay to the Agent each of those fees listed in that certain Fee Letter dated November 21, 1997, executed by the Company and the Agent (the "Fee Letter").

         (b) Facility Fee. The Company shall pay to the Agent for the account of each Lender a fee equal to the per annum percentage (as set forth in the following table opposite the Company's Senior Long Term Debt Rating) of the Commitments in effect from time to time. The amount of the Commitments shall be determined as of each day in the quarterly period specified below without regard to the amount of outstanding Loans, Stated Amounts of Letters of Credit or Reimbursement Obligations but shall reflect any reductions made pursuant to
Article 2 hereof.

Senior Long Term Debt Rating                      Effective Per Annum Facility
                                                             Fee Rate
       A-/A3                                                 0.150%

       BBB+/Baa1                                             0.200%

       BBB/Baa2                                              0.250%

       BBB-/Baa3                                             0.250%

       less than BBB-/Baa3 or if not rated                   0.375%

For purposes hereof, in the event Moody's and S&P shall assign different ratings to the Company's Senior Long Term Debt, the median of the Applicable Margins corresponding to such ratings shall apply. A change in any Effective Per Annum Facility Fee Rate shall be effective as of the date of such change in rating. Such fee will be payable for the period from the Closing Date to the first to occur of

         (i) the Maturity Date or

         (ii) the date on which all Commitments have been terminated pursuant to Sections 2.13. and 2.14. and no Letters of Credit or Reimbursement Obligations remain outstanding,

quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date.

         (c) Utilization Fee. If, during any fiscal quarter of the Company (or a portion thereof) (i) the daily sum of (A) the aggregate principal amount of the Loans and (B) the aggregate Reimbursement Obligations outstanding exceeds $175,000,000 and (ii) both S&P and Moody's assigns the Company a Senior Long Term Debt Rating equal to or less than BBB- and Baa3, respectively, the Company shall pay to the Agent for the account of each Lender a fee of 0.25% per annum of such daily sum; provided however, if only one of S&P and Moody's, but not both, assigns the Company a Senior Long Term Debt Rating equal to or less than BBB- and Baa3, as applicable, then the Company shall pay to the Agent for the account of each Lender a fee of 0.125% per annum of such daily sum. Such fee will be payable quarterly in arrears on the last Business Day of each of March, June, September and December during the term hereof and on the Maturity Date.

         (d) Bid Rate Loan Fees. The Company agrees to pay to the Agent together with each Bid Rate Loan Acceptance an administrative fee of $1500.

         (e) Letter of Credit Fees. The Company shall pay to the Agent for the account of each Lender a per annum fee equal to the Applicable Margin for Eurodollar Loans multiplied by the aggregate Stated Amounts of all Letters of Credit outstanding. Such fee shall be payable during the term hereof (i) with respect to each Letter of Credit, on its date of issue for the fiscal quarter of the Company in which it is issued and (ii) with respect to all Letters of Credit outstanding on the first day of any fiscal quarter of the Company, quarterly in advance on the first day of each of January, April, July and October for the fiscal quarter beginning on such date. For the purpose of any such quarterly payment, the fee will be determined based upon the aggregate Stated Amounts of the Letters of Credit outstanding on such payment date without regard to any reductions to the Stated Amounts of the Letters of Credit outstanding occurring during such fiscal quarter. In addition the Company shall pay to the Facing Bank, in consideration for the issuance of the Letters of Credit, fronting, amendment, transfer, negotiation and administrative fees, as determined by the Facing Bank in accordance with its then current fee policies of general application.

4.2.     EXTENSION OF MATURITY DATE

         If the Company wishes to obtain an extension of the then effective Maturity Date, the Company shall provide the Agent with a written notice to such effect not more than 90 days and not less than 60 days prior to the then effective Maturity Date. If no Unmatured Default or Event of Default then exists or is continuing, the Lenders may, by unanimous vote, each Lender voting in its sole and absolute discretion, by written notice to the Agent, the Facing Bank and the Company, extend the Maturity Date by one year; provided that any Lender that does not vote for any such extension may be replaced in accordance with the terms of Section 13.7. The Lenders' failure to provide written notice of extension to the Company by the then effective Maturity Date, shall be deemed to be a rejection of the Company's request for an extension. Only two such extensions to the Maturity Date will be permitted.

4.3.     PAYMENTS

         (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent's Account, not later than 11:00 a.m. San Francisco time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

         (b) The Company shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the Loans, Reimbursement Obligations or Fees to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders in such manner as it or the Required Lenders may determine to be appropriate, subject to Section 4.4.).

         (c) Each payment actually received by the Agent under this Agreement or any Note for the account of a Lender shall be made available promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan in respect of which such payment is made.

         (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

4.4.     PRO RATA TREATMENT

         Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Article 2. shall be made from the Lenders, each payment of Fees under Section 4.1. shall be made for the account of the relevant Lenders, each funding of the Letters of Credit under Article 3.1. shall be made by the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.14. or Section 2.13. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) the making, Conversion and Continuation of Loans shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or Revolving Credit Loans (in the case of Conversions and Continuations of Revolving Credit Loans) and the then-current Interest Period for each simultaneous Eurodollar Loan shall be coterminous; (c) each payment or prepayment of principal of Revolving Credit Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Credit Loans held by the Lenders; (d) each payment of interest on Revolving Credit Loans shall be made for the account of the Lenders pro rata in accordance with the amounts of such interest due and payable to the respective Lenders and (e) each payment of principal or interest on a Bid Rate Loan by the Company shall be made for account of the Lenders which made such Bid Rate Loan pro rata in accordance with the respective unpaid principal amounts of such Bid Rate Loan then owing to each such Lender.

4.5.     COMPUTATIONS

         Interest on all Loans, Reimbursement Obligations and Fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable.

4.6.     MINIMUM AMOUNTS

         Except for Conversions or prepayments made pursuant to Section 5.4.,
(i) each borrowing of Eurodollar Loans (including a Continuation of, or Conversion into, Eurodollar Loans) shall be in an amount at least equal to $1,000,000 and incremental multiples of $500,000 in excess thereof, (ii) except for Revolving Credit Loans made pursuant to Section 3.3. hereof, each borrowing of Base Rate Loans (including a Continuation of, or Conversion into, Base Rate Loans) shall be in an amount at least equal to $1,000,000 and integral multiples of $500,000 in excess thereof, (iii) each borrowing of Bid Rate Loans shall be in a minimum amount of $5,000,000 and incremental multiples of $1,000,000 in excess thereof, (iv) each voluntary prepayment of Eurodollar Loans shall be in an amount at least equal to $1,000,000 and incremental multiples of $500,000 in excess thereof and (v) each voluntary prepayment of Base Rate Loans shall be in an amount at least equal to $1,000,000 and incremental multiples of $500,000 in excess thereof (borrowings, prepayments or Conversions of Revolving Credit Loans into Revolving Credit Loans of different Types or, in the case of Eurodollar Loans, having different

Interest Periods to be deemed separate borrowings, prepayments or Conversions for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Revolving Credit Loans shall be Base Rate Loans during such period.

4.7.     CERTAIN NOTICES

         Notwithstanding anything contained in Section 13.2. to the contrary, notices by the Company to the Agent of borrowings (which shall be in the form of Exhibit E-1 hereto, each a "Notice of Borrowing"), Conversions (which shall be in the form Exhibit E-2 hereto, each a "Notice of Conversion"), Continuations (which shall be in the form of Exhibit E-3 hereto, each a "Notice of Continuation"), optional terminations or reductions of Commitments, and optional prepayments of Revolving Credit Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent in writing or by telephone promptly confirmed in writing or telecopy not later than 9:00 a.m. San Francisco time on the number of Business Days prior to the date of the relevant optional termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                                     Number of
                                                                     Business
         Notice                                                      Days Prior
         ------                                                      ----------
Initial Borrowing on Closing Date                                        3

Termination or reduction of Commitments                                  5

Borrowing or prepayment of, or Conversions into, Base Rate Loans         0

Borrowing or prepayment of, Conversions into, Continuations
as, or duration of Interest Period for Eurodollar Loans                  3


         Subject to Section 2.14., each such notice of optional termination or reduction of Commitments shall specify the amount of Commitments to be terminated or reduced. Each Notice of Borrowing, Conversion, Continuation or optional prepayment shall specify the Revolving Credit Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.6.) and Type of each Revolving Credit Loan to be borrowed, Converted, Continued or prepaid and the date thereof (which shall be a Business Day), and each Notice of Borrowing shall also state the purpose for which the Revolving Credit Loan shall be used. Each such notice of the duration of an Interest Period shall specify the Revolving Credit Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Revolving Credit Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this

Section 4.7., such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then-current Interest Period for such Revolving Credit Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

         The notices and procedures for Bid Rate Loans are set forth in Sections
2.4. and 2.5.

4.8.     NON-RECEIPT OF FUNDS BY THE AGENT

         Unless the Agent shall have received notice (which notice shall be effective upon receipt) from a Lender prior to the date of any Revolving Credit Loan that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Loan, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Loan in accordance with Sections 2.3. or 3.3.(c) above, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at (i) in the case of the Company, the interest rate payable at such time under Section 2.6. with respect to such Loans and (ii) in the case of such Lender, the Federal Funds Rate if paid within 2 Business Days from the date such amount is due and the Base Rate plus 2% if paid thereafter.

4.9.     PARTICIPATIONS OF LETTER OF CREDIT LENDERS

         Immediately upon the issuance or amendment by the Facing Bank of any Letter of Credit in accordance with Article 3.1., each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Facing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share of the liability of the Facing Bank with respect to such Letter of Credit (including, without limitation, all obligations of the Company with respect thereto, other than amounts owing to the Facing Bank consisting of fees owing to the Facing Bank) and all Reimbursement Obligations. Upon any failure of the Company to pay any Reimbursement Obligation when due and owing, or to reimburse the Facing Bank for any Drawing pursuant to
Section 3.3., or if the Facing Bank is required at any time to return to the Company or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Company of any reimbursement of any Letter of Credit or any other Reimbursement Obligation, each Lender severally agrees that it shall be unconditionally and irrevocably liable, without regard to the occurrence of any Unmatured Default or Event of Default or any condition precedent whatsoever, to the extent of such Lender's Pro Rata Share, to reimburse the Facing Bank on demand in immediately available funds in Dollars for the amount of each such recapture, Drawing or other Reimbursement Obligation. Each Lender (except the Facing Bank to the extent it is also a Lender), shall, not later than the Business Day it receives notice from the Facing Bank to such effect, if such notice is received before 11:00 a.m. (San Francisco time), or not later than the following Business Day, if such notice is received after such time, pay to the Facing Bank an amount equal to its Pro Rata Share of the amount of such Reimbursement Obligation, together with interest on such amount accrued from the date payment of such amount was paid by the Facing Bank to the date of such payment by the Lender at a rate per annum equal to (x) from the date of such amount was made by the Facing Bank to the date two Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (y) from the date two Business Days after such payment is due from such Lender to the date such payment is made by such Lender the Base Rate in effect for each such day. Each such Lender shall thereafter be entitled to receive its Pro Rata Share of each payment received on the relevant Drawing or other Reimbursement Obligation and of interest paid thereon, with the Facing Bank retaining its Pro Rata Share thereof as a Lender hereunder. The failure of any Lender to honor its obligations hereunder shall not relieve any other Lender of its duty to comply with this Section.

4.10.    SHARING OF PAYMENTS. ETC.

         (a) The Company agrees that, upon the occurrence and during the continuation of an Event of Default, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of any of the Company and its Subsidiaries at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans and Pro Rata Share of Reimbursement Obligations, or any other amount payable to such Lender hereunder (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

         (b) If any Lender shall obtain from the Company or any of its Subsidiaries payment of any principal of or interest on any Loan owing to it or on its Pro Rata Share of any Reimbursement Obligation or payment of any other amount under this Agreement or any Note held by it or any other Credit Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal, interest or other amounts then due hereunder by the Company to such Lender than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or Pro Rata Share of Reimbursement Obligations or other amounts owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid princi-pal and/or interest on the Loans or other amounts (as the case may be) owing to each of the Lenders. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Notwithstanding the foregoing, to the extent that the Facing Bank has not been reimbursed by any Lender or Lenders with respect to Drawing as required by Section 3.6., the Facing Bank is entitled to receive the entire amount of such non-participating Lenders' Pro Rata Share of any payment referred to in the first sentence of this subsection (b).

         (c) The Company agrees that any Lender purchasing such a participation (or direct interest) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

         (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.10. applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.10. to share in the benefits of any recovery on such secured claim.

         5. ADDITIONAL COSTS; YIELD PROTECTION; CAPITAL ADEQUACY; TAXES

5.1.     ADDITIONAL COSTS

         (a) Events Entitling a Lender to Receive Compensation. The Company shall pay directly to each Lender (through the Agent) from time to time such amounts as such Lender may determine in good faith to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs") resulting from any Regulatory Change which:

(i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Eurodollar Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

(ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of Eurodollar Base Rate in this Agreement), or any commitment of such Lender (including the Commitment(s) of such Lender hereunder); or

(iii) imposes any other condition affecting the interests of any Lender under this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.

         If any Lender requests compensation from the Company under this Section 5.1.(a), the Company may, by notice to such Lender (with a copy to the Agent),
(i) suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4. shall be applicable) or (ii) require such Lender to designate another of its existing facilities as the Applicable Lending Office for making Eurodollar Loans or take other reasonable action if such designation or other action would avoid the need for, or reduce the amount of, compensation pursuant to this Section 5.1.(a) and would not in such Lender's good faith judgment be disadvantageous to such Lender.

         (b) Right of a Lender to Terminate Obligation to Make Eurodollar Loans. Without limiting the effect of the provisions of Section 5.1.(a), in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of any such category of liabilities or assets which it may hold, then, if such Lender so elects (through the Agent) by notice to the Company, the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.4. shall be applicable). Notwithstanding the foregoing, the obligation of any Lender to make or Continue, or Convert Base Rate Loans into, Eurodollar Loans shall not be affected by any other Lender's suspension of its obligations as set forth in this Section 5.1.(a).

         (c) Determination of Amount of Compensation; Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.1. (but without duplication), the Company shall pay directly to each Lender (through the Agent) from time to time on request such amounts as such Lender may determine in good faith to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any increased costs which it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company) of capital in respect of its Commitment or Loans pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request. For purposes of this Section 5.1.(c), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

         (d) Notice of the Occurrence of an Event Entitling a Lender to Compensation. Each Lender (through the Agent) shall notify the Company of any event occurring after the date of this Agreement that will entitle such Lender to compensation under Section 5.1.(a) or (c) as promptly as practicable, but in any event within 90 days after such Lender obtains actual knowledge thereof; provided, however, that if any Lender fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.1. in respect of any costs resulting from such event, only be entitled to payment under this Section
5.1. for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice. Each Lender (through the Agent) will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under Section 5.1.(a) or (c). Determinations and allocations by any Lender for purposes of this Section 5.1. of the effect of any Regulatory Change pursuant to Section 5.1.(a) or (b), of the effect of capital maintained pursuant to Section 5.1.(c) on its costs or rate of return of maintaining Loans or its obligation to make Loans or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.1., shall be made in a manner consistent with that applied by such Lender in similar contexts and shall be conclusive in the absence of manifest error.

5.2.     LIMITATION ON TYPES OF REVOLVING CREDIT LOANS


         Anything herein to the contrary notwithstanding, if on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

         (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

         (b) if the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of Eurodollar Base Rate in this Agreement upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to adequately cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Lender notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then-current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with Section 2.2.

5.3.     ILLEGALITY

         Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender (through the Agent) shall promptly notify the Company thereof and such Lender's obligation to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.4. shall be applicable). Notwithstanding the foregoing, the obligation of any Lender to make, Continue or Convert Base Rate Loans into Eurodollar Loans shall not be affected by any other Lender's suspension of its obligations as set forth in this Section 5.3.

5.4.     TREATMENT OF AFFECTED LOANS

         If the obligation of any Lender to make, Continue or Convert Base Rate Loans into Eurodollar Loans shall be suspended pursuant to Sections 5.1. or 5.3., such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then-current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Sections 5.1.(b) or 5.3., on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 5.1. or 5.3. which gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

         (b) all Revolving Credit Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

         If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Sections 5.1. or 5.3. which gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.4. no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender's Base Rate Loans shall be automatically Converted (and the outstanding Eurodollar Loans extended by the remaining Lenders proportionately reduced), on the first day(s) of the next succeeding Interest Period(s) (if any) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Revolving Credit Loans held by the Lenders holding Eurodollar Loans (if any) commencing on the first day(s) of such Interest Period(s) and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

5.5.     COMPENSATION

         The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient to compensate it for any loss, cost, or expense which such Lender determines in good faith is attributable to:

         (a) any payment, prepayment or Conversion of a Eurodollar Loan or a Bid Rate Loan, as applicable (whether voluntary or mandatory) made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Article 11.) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article
6. to be satisfied) to borrow a Eurodollar Loan or Bid Rate Loan from such Lender on the date for such borrowing specified in the relevant Notice of Borrowing given pursuant to Section 2.3.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then-current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which would otherwise have accrued on such principal amount at a rate per annum equal to the interest rate such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as determined in good faith by such Lender).

5.6.     TAXES

         (a) Any and all payments by the Company hereunder shall be paid (except to the extent required by law) free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes and taxes based on net income imposed on the Agent or any Lender by the United States or the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender, as the case may be, has its principal office or Applicable Lending Office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable by the Company shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6.) such Lender or the Agent (as the case may
be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Agency in accordance with applicable law.

         (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

         (c) The Company will indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.6.) paid by such Lender or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within five Business Days after the date of receipt of a written demand therefor from such Lender or the Agent, as the case may be.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Lender or the Agent, the Company will furnish to the Agent, at its address referred to in
Section 13.2., the original or a certified copy of a receipt evidencing payment thereof.

         (e) Any Lender or the Agent, as the case may be, claiming any additional amounts payable pursuant to this Section 5.6. shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Company if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         (f) Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date the initial payment is due to be made to it hereunder, it will furnish to the Agent:

                  (i) two valid, duly completed copies of Internal Revenue Service Form 4224 or Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any federal income taxes, and

                  (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Agent a Form 1001 or 4224 and Form W-8 or W-9 (or successor applicable forms) agrees to deliver to the Agent updated forms, or other manner of certification acceptable to the Agent, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Agent, unless in any such case an event (including any changes in any law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Agent that it is not capable of receiving payments without any deduction or withholding of federal income tax.

                             6. CONDITIONS PRECEDENT

6.1.     INITIAL EXTENSIONS OF CREDIT

         The obligation of any Lender to make its initial extension of credit hereunder or the obligations of the Facing Bank to issue any Letter of Credit hereunder is subject to the condition precedent that the Company deliver to the Agent each of the following, each of which shall be satisfactory in form and substance to the Agent and the Agent's counsel:

         (a) Organizational Documents. Each of the following documents, each certified as indicated below:

                  (i) a copy of the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each of the Company and the Subsidiary Guarantors which have not previously delivered such organizational instruments, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as of a recent date from such Secretary of State as to the good standing of the Company and the Subsidiary Guarantors;

                  (ii) a certificate of the secretary of each of the Company and each Subsidiary Guarantor, dated the Closing Date and certifying (A) that such entity's by-laws, limited partnership agreement, operating agreement or other comparable document have not been amended since the date of certification thereof under the Existing Credit Agreement, or if they have been amended or have not been previously delivered, that attached thereto is a true and complete copy of such document, as amended, (B) that attached thereto is a true and complete copy of resolutions duly adopted by their respective boards of directors authorizing the execution, delivery and performance of (to the extent it is a party thereto) this Agreement, the Notes, and each of the other Credit Documents and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that such entity's articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) has not been amended since, (I) in the case of the Company or a Subsidiary Guarantor which has not previously delivered any such organizational instrument, the date of the certification thereto furnished pursuant to clause (i) above and (II) in the case of each other Subsidiary Guarantor, as of the date of certification thereof under the Existing Credit Agreement or if such charter has been amended, that attached thereto is a true and complete copy of such amendment, and (D) as to the incumbency and specimen signature of each of their respective officers executing this Agreement, the Notes, and each of the Credit Documents to the extent it is a party thereto and each other document to be delivered by the Company and the Subsidiary Guarantors from time to time in connection therewith (and the Agent and each Lender may conclusively rely on such certificate until the Agent receives notice in writing from the Company to the contrary); and

                  (iii) a certificate of another officer of each of the Company and the Subsidiary Guarantors as to the incumbency and specimen signature of the secretary of each such corporation.

         (b) Notes. The Notes, duly completed and executed by the Company.

         (c) Subsidiary Guaranty. The Subsidiary Guaranty, duly executed by each Subsidiary Guarantor.

         (d) Opinion of Counsel. The opinion of Davis, Graham & Stubbs, L.L.P., counsel to the Company and the Subsidiary Guarantors, substantially in the form of Exhibit G hereto.

         (e) Historical Financial Statements. The following financial statements in form and substance satisfactory to the Lenders as reported for the following periods on forms 10-k and 10-Q (including all notes to such financial statements and management's discussion and analysis of such financial statements): audited consolidated balance sheets and statements of operations and cash flows of the Company and its Subsidiaries for the fiscal years ended December 31, 1995 and 1996 and unaudited consolidated balance sheets and statements of operations and cash flows of the Company and its Subsidiaries for the nine months ended September 30, 1997 (collectively, the "Historical Financial Statements").

         (f) Projected Financial Statements. Projected financial statements of the Company and its Subsidiaries for the period from January 1, 1998 through December 31, 2000 in form and substance satisfactory to Agent.

         (g) Fees, Expenses and Other Consideration. The Agent, the Facing Bank and each of the Lenders shall have received all amounts payable by the Company in respect of Fees and expenses, including attorney's fees, to the extent due and payable on or prior to the making of the initial Loans hereunder, and the Agent, the Facing Bank and each of the Lenders shall have received all other consideration due from the Company and its Subsidiaries in connection therewith.

         (h) Officer's Certificate. A Certificate executed by the chief executive officer and chief financial officer of the Company, stating that: (a) on such date, and after giving effect to the transaction contemplated hereby, no Unmatured Default or Event of Default has occurred and is continuing; (b) no material adverse change in the financial condition or operations of the business of the Company or any of its Subsidiaries or the projected cash flow of the Company and its Subsidiaries has occurred; (c) the representations and warranties set forth in Article 7. are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; and (d) the Company on such date is in compliance with all the terms and provisions set forth in this Agreement on its part to be observed and performed.

         (i) Compliance Certificate. A Compliance Certificate (as hereinafter defined) executed by the chief financial officer of the Company.

         (j) Consents. Copies of all consents, approvals, authorizations, registrations or filings required to be made or obtained by the Company and its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (k) Accountant's Letter. A letter authorizing the independent certified public accountants of the Company to communicate with the Agent and the Lenders.

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

         (l) Continuing Agreement. A fully executed copy of the Continuing Agreement.

         (m) Termination of Existing Credit Agreement. An executed copy of the letter terminating the Existing Credit Agreement and commitments (as defined in the Existing Credit Agreement) thereunder effective as of the Closing Date. Notwithstanding anything set forth in Section 4.7. of the Existing Credit Agreement to the contrary, the delivery of such letter shall constitute sufficient notice of such termination.

         (n) Other Documents. The Agent shall have received such other documents as the Agent or any Lender or counsel to the Lenders may reasonably request.

6.2.     INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT


         The obligation of each Lender to make any Loan (including the initial
Loan) or the obligation of the Facing Bank to issue any Letter of Credit hereunder is subject to the further conditions precedent that, both immediately prior to such Loan, or the issuance of such Letter of Credit, and also after giving effect thereto:

         (a) no Unmatured Default or Event of Default shall have occurred and be continuing;

         (b) the representations and warranties made by the Company and its Subsidiaries in Article 7. and by each party in each of the other Credit Documents shall be, in accordance with Section 13.9.(b) hereof, true, complete and correct in all material respects on and as of the date of the making of such extension of credit with the same force and effect as if made on and as of such date (or, in the case of any such representation and warranty made only as of a particular date, as of such particular date);

         (c) the Agent shall have timely received a duly executed Notice of Borrowing, Letter of Credit Request or Bid Rate Loan Request, as the case may be.

         Each Notice of Borrowing, Notice of Conversion, Notice of Continuation, Bid Rate Loan Request and Letter of Credit Request hereunder shall constitute a certification by the Company and each of its Subsidiaries to the effect set forth in subsections (a) and (b) above (both as of the date of such notice and as of the date of such extension of credit).

                        7. REPRESENTATIONS AND WARRANTIES

         The Company, on behalf of itself and each of its Subsidiaries, represents and warrants to the Agent, the Facing Bank and the Lenders that:

7.1.     EXISTENCE

         Each of the Company and the Subsidiary Guarantors (a) is a corporation, limited partnership, limited liability company or other legal entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted and to consummate the transactions contemplated by the Credit Documents; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

7.2.     AUTHORIZATION; NO CONFLICT

         The execution, delivery and performance by the Company and the Subsidiary Guarantors of each of the Credit Documents (to the extent it is a party thereto) (a) have been duly authorized by all requisite action on the part of each of the Company and the Subsidiary Guarantors and (b) will not (i) violate any provision of law, statute, rule or regulation, any order of any Governmental Agency applicable to the Company or any Subsidiary Guarantor or any provision of the organizational documents of the Company or the Subsidiary Guarantors, (ii) violate, conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or an event of default under any indenture, agreement, mortgage, deed of trust, note, lease, contract or other instrument to which the Company or a Subsidiary Guarantor is a party or by which the Company or a Subsidiary Guarantor or any of its Property is or may be bound, or (iii) result in the creation or imposition of any Lien upon any Property or assets of any of the Company and the Subsidiary Guarantors.

7.3.     ENFORCEABILITY

         This Agreement and each other Credit Document has been duly executed and delivered by the Company and each Subsidiary Guarantor (to the extent it is a party thereto) and constitute the legal, valid and binding obligations of the Company and each such Subsidiary Guarantor, as the case may be, enforceable against the Company or such Subsidiary Guarantor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

7.4.     APPROVALS

         No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Agency are necessary for the execution, delivery or performance by the

Company and each Subsidiary Guarantor of the Credit Documents to which it is a party or for the validity or enforceability thereof, except for such authorizations, approvals, consents, filings or registrations as shall have been obtained and set forth on Schedule 7.4.

7.5.     FINANCIAL CONDITION

         The Historical Financial Statements are complete and correct in all material respects and fairly present the financial condition and results of operations of the Company and its consolidated Subsidiaries as of and for the periods covered thereby. Since December 31, 1996, there has been no material adverse change in the business, Property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its Subsidiaries.

7.6.     LITIGATION

         Except as set forth on Schedule 7.6 there are no actions, suits or proceedings at law or in equity by or before any Governmental Agency now pending or, to the best knowledge of the Company or any Subsidiary, threatened against or affecting the Company or any Subsidiary or its respective business, Property or rights (i) which involve any Credit Document or (ii) which, if adversely determined would, individually or in the aggregate, result in a Material Adverse Effect. There exists no judgment, order, injunction or other restraint issued or filed which is material to the Company or any Subsidiary or its business, Property or rights.

7.7.     FEDERAL RESERVE REGULATIONS

         None of the extensions of credit to be provided hereunder will be used in violation of Regulations G, T, U or X. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. No part of the proceeds of any extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, will be used
(i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations G, T, U or X. As used herein, the term "Margin Stock" shall mean margin stock within the meaning of Regulations G, T, U and X.

7.8.     ERISA

         (a) Neither the Company nor any Subsidiary maintains or contributes to any Employee Benefit Plan or Multiemployer Plan other than those identified on
Schedule 7.8.

         (b) The Company and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code. The actuarial present value of all accumulated benefit obligations under each Plan, as disclosed in the most recent actuarial report with respect to such Plan, do not exceed the fair market value of the assets of such Plan. No material liability has been incurred by the Company or any Subsidiary or any of their ERISA Affiliates which remains unsatisfied for any taxes, penalties or other amount (other than contributions in the ordinary course) with respect to any Employee Benefit Plan or any Multiemployer Plan, and to the best knowledge of the Company no such material liability is expected to be incurred.

         (c) Neither the Company nor any Subsidiary has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

         (d) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan or Multiemployer Plan maintained or contributed to by the Company or any Subsidiary.

         (e) No material proceeding, claim (other than routine claims for benefits), lawsuit and/or investigation is existing or, to the Company's knowledge, threatened concerning or involving any Employee Benefit Plan or Multiemployer Plan maintained or contributed to by the Company or any Subsidiary.

7.9.     TAXES

         (a) The Company and each Subsidiary have filed all federal income tax returns and all other tax returns and reports, domestic and foreign, required to be filed by it and has paid all taxes, assessments, fees and other governmental charges payable by it which have become due, other than those not yet delinquent. All such returns are true and correct in all material respects. The Company and each Subsidiary have paid or, in the case of taxes which are not yet due and payable, has provided adequate reserves for the payment of, all federal, state and foreign taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. To the best knowledge of the Company and each Subsidiary, there is no proposed tax assessment against the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

         (b) No United States Federal income tax returns of the "affiliated group" (as defined in the Code) of which the Company is a member are currently being audited by a

Governmental Authority. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

         (c) The Company was organized to be and has been and is being operated in accordance with the rules for qualification as a REIT under the provisions of the Code and presently qualifies as a REIT under the Code.

         (d) Neither the Company nor any of the Subsidiary Guarantors has incurred any liability for excise taxes pursuant to Section 4981 of the Code.

7.10.    INVESTMENT COMPANY ACT

         Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

7.11.    PUBLIC UTILITY HOLDING COMPANY ACT

         Neither the Company nor any Subsidiary is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

7.12.    MATERIAL AGREEMENTS

         Other than this Agreement and the other Credit Documents, and except as set forth on Schedule 7.12., neither the Company nor any Subsidiary is a party to or otherwise bound or affected by (a) any credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any Subsidiary, or (b) any Material Contract, or (c) any collective bargaining agreement, management agreement, employment agreement or consulting agreement. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The representations and warranties in subsections (b) and (c) of the first sentence of this Section 7.12. are made as of the Closing Date only.

7.13.    ENVIRONMENTAL AND SAFETY MATTERS

         Except as set forth on Schedule 7.13. hereto:

         (a) The Company and each Subsidiary have obtained all permits, licenses and other authorizations which are required to be obtained by them under Environmental and Safety Laws (collectively "Permits").

         (b) The Company and each Subsidiary have complied and are in compliance with the terms and conditions of all Permits and with all Environmental and Safety Laws which are applicable to the Company or any Subsidiary.

         (c) With respect to the Company and each Subsidiary, no notice, notification, demand, request for information, citation, summons or order has been issued and delivered to the Company or any Subsidiary, no complaint has been filed and served on the Company or any Subsidiary, no penalty has been assessed and no investigation is pending against the Company or any Subsidiary of which the Company has knowledge, or, to the Company's best knowledge, threatened by any Person with respect to any alleged failure to obtain any Permits or any violation of any Environmental and Safety Laws, or with respect to the generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release or threatened Release, of any Hazardous Materials.

         (d) No Property or facility now or previously owned or operated by the Company and each Subsidiary has been or is presently operated in a manner which requires permitting as a hazardous waste treatment, storage or disposal facility for purposes of RCRA or any analogous state law.

         (e) None of the following is presently in violation of any applicable Environmental and Safety Laws at any Property or facility now or previously owned or operated by the Company or any Subsidiary: (i) polychlorinated biphenyls contained in electrical or other equipment; (ii) asbestos-containing insulation or building material; or (iii) active or inactive underground storage tanks.

         (f) No Hazardous Materials have been released into the environment at or from any Property or facility now or previously owned or operated by the Company or any Subsidiary so as to give rise to any present or future material liability or obligation under any Environmental and Safety Laws.

         (g) Neither the Company nor its Subsidiaries have transported or arranged for the transportation of any Hazardous Material to any location which is on the CERCLA National Priorities List (or proposed for such listing), the CERCLIS list or any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or any Subsidiary under any Environmental and Safety Laws.

         (h) No oral or written notification of a Release of a Hazardous Material has been made by or on behalf of the Company or any Subsidiary and no Property or facility now or previously owned or operated by the Company or any Subsidiary is on the CERCLA National Priorities List (or proposed for such listing), the CERCLIS list or any similar state list.

         (i) No Liens have arisen under or pursuant to any Environmental and Safety Laws on any Property or facility now or previously owned or operated by the Company or any Subsidiary, no governmental actions have been taken or are in process which could subject any such Property or facility to such Liens, and neither the Company nor its Subsidiaries have been required to place any notice or restriction relating to the presence of Hazardous Materials in any deed to such Property or facility.

         (j) To the Company's best knowledge, there have been no environmental investigations, studies, audits, tests, reviews or other analyses of any Property or facility now or previously owned or operated by the Company or any Subsidiary which have not been provided to the Lenders.

         (k) Neither the Company nor its Subsidiaries have assumed or succeeded to by agreement or, to the best knowledge of the Company and each Subsidiary, otherwise become liable (contingently or otherwise) for the obligations of any other Person pursuant to Environmental and Safety Laws, by operation of law or otherwise.

         (l) Without limiting the generality of the foregoing, to the best knowledge of the Company and each Subsidiary, there are no other facts, events or conditions relating to the past or present operations, properties or facilities of the Company or any Subsidiary which may give rise to any liability under any Environmental and Safety Laws.

7.14.    SUBSIDIARIES

         Except as set forth on Schedule 7.14., (a) the Company has no Subsidiaries other than Permitted Subsidiaries and (b) all Subsidiaries of the Company are Subsidiary Guarantors.

7.15.    COMPLIANCE WITH LAW

         The Company and each Subsidiary are in compliance with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all Governmental Agencies in respect of the conduct of their respective businesses and the ownership of their respective properties (including applicable laws, rules, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

7.16.    TITLE TO PROPERTIES

         The Company and each Subsidiary have good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all Liens other than Permitted Liens.

7.17.    FINANCIAL CONDITION

         The Company and its Subsidiaries are not entering into the arrangements contemplated by this Agreement and the other Credit Documents with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date on a pro forma basis after giving effect to the transactions contemplated by the Credit Documents and to all debts incurred or to be created in connection herewith and on the date of each Credit Event:

         (a) the present fair salable value of the assets of the Company and each Subsidiary, respectively, (on a going concern basis) will exceed the probable liability of the Company and each Subsidiary on its respective debts (including its contingent obligations);

         (b) neither the Company nor any Subsidiary has incurred, nor does it intend to or believe that it will incur, debts (including contingent obligations) beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source, and of amounts to be payable on or in respect of debts); and the amount of cash available to the Company and each Subsidiary after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of its respective debts, when such amounts are required to be paid; and

         (c) the Company and each Subsidiary will have sufficient capital with which to conduct their respective present and proposed businesses and the Property of the Company or such Subsidiary does not constitute unreasonably small capital with which to conduct their respective present or proposed business.

         For purposes of this Section 7.17. "debt" means any liability on a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such a right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

7.18.    FULL DISCLOSURE

         No representation or warranty contained in this Agreement or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein, there is no fact known to the Company or any Subsidiary which has had, or is reasonably expected to have, a Material Adverse Effect.

7.19.    INSURANCE

         The Company and each Subsidiary currently maintain or cause their respective lessees to maintain insurance with respect to their respective properties and business, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Company, on its behalf and on behalf of its Subsidiaries, has paid or caused their respective lessees to pay all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

7.20.    NECESSARY AUTHORIZATIONS AND PERMITS

         To the best of the Company's knowledge, after due diligence, inquiry and investigation, the Company and each Subsidiary have secured all Necessary Authorizations, except as the failure to have any such Necessary Authorizations would not have a Material Adverse Effect. As used herein, the term "Necessary Authorizations" shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, any Governmental Agency, which are necessary or required for the lawful ownership, leasing or operation of any properties or assets owned, leased or operated by the Company.

7.21.    NOT PROHIBITED TRANSACTIONS

         The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Code.

7.22.    NO DEFAULT

         No Unmatured Default or Event of Default has occurred and is continuing.

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7.23.    CUSTOMERS OF THE COMPANY AND ITS SUBSIDIARIES

         To the Company's knowledge, no Person which leases any Property from the Company or a Subsidiary Guarantor or in which the Company or any Subsidiary Guarantor has made an Investment (excluding any such Person which is a Wholly-Owned Subsidiary) has since December 31, 1996, except as reflected in the Historical Financial Statements experienced any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions, could reasonably be expected to have a material adverse effect on the business, Property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of such Person.

                            8. AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, so long as any of the Commitments are in effect or the principal or interest on any Loan or Reimbursement Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, the Company will, and (as applicable) will cause each Subsidiary to:

8.1.     FINANCIAL STATEMENTS AND OTHER INFORMATION

         Deliver to each of the Lenders:

         (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, audited consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related audited consolidated balance sheets as of the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures (i) for such fiscal year as set forth in the Historical Financial Statements and (ii) for the preceding fiscal year, and accompanied by a report of the Company's independent auditors, which report shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries in accordance with GAAP without material qualification;

         (b) as soon as available and in any event within 55 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, and cash flow of the Company and its Consolidated Subsidiaries for such quarterly period (consolidated statements of income, only) and for the period from the beginning of the current fiscal year to the end of such period (both consolidated state-ments of income and cash flow), and the related consolidated balance sheets as of the end of such period, setting forth in each case in comparative form the corresponding consolidated figures (i) for such periods as set forth in the Historical Financial Statements and (ii) for the corresponding periods in the preceding fiscal year, and accompanied by a certificate of the chief financial officer of the Company, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries in accordance with GAAP (subject to normal year-end adjustments and absence of full footnote disclosures);

         (c) simultaneously with the delivery of the annual financial statements referred to in Section 8.1.(a), a report of the independent auditors who audited such statements stating that, in connection with their audit of such statements (and without conducting any procedures other than those customarily conducted in a year-end audit), such auditors have obtained no knowledge of any condition or event which constitutes an Unmatured Default or Event of Default, or if such auditors shall have obtained knowledge of any such condition or event, specifying in such report each such condition or event of which they have knowledge and the nature and status thereof ; provided, however, that such auditors shall not be liable by reason of any failure to obtain knowledge of any condition or event which constitutes an Unmatured Default or Event of Default that would not be disclosed in the course of their audit examination;

         (d) simultaneously with the delivery of any financial statements pursuant to Sections 8.1.(a) and (b), a certificate of the chief financial officer of the Company substantially in the form of Exhibit H (the "Compliance Certificate") (i) to the effect that no Unmatured Default or Event of Default has occurred and is continuing (or, if any Unmatured Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company (or such other Person, as appropriate) has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Section 2.13., the Sections contained in Article 10., and Sections 9.3., 9.4., 9.5. and 9.6. (as applicable), in each case as of the end of the period for which such financial statements are delivered;

         (e) promptly upon the receipt thereof, copies of all "management letters" received by the Company or any Subsidiary from its independent accountants;

         (f) as soon as possible, and in any event within thirty days after the Company or any Subsidiary knows or has reason to know that any of the events or conditions specified below have occurred or exist, a statement signed by the chief financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or such Subsidiary or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or any Subsidiary or any of its ERISA Affiliates as of such date with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan of the Company or any Subsidiary or any of its ERISA Affiliates, as to which the PBGC has not by regulation waived the requirement of Section 4043 (a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                  (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan of the Company or any Subsidiary or any of its ERISA Affiliates or the termination of any such Plan;

                  (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan of the Company or any Subsidiary or any of its ERISA Affiliates, or the receipt by the Company or any Subsidiary or any of its ERISA Affiliates of a notice from a Multiemployer Plan of the Company or any Subsidiary or any of its ERISA Affiliates that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal by the Company or any Subsidiary or any of its ERISA Affiliates under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any Subsidiary or any such ERISA Affiliate of notice from such a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, which in any such case could reasonably be expected to result in the imposition of withdrawal liability upon the Company or any Subsidiary or any of its ERISA Affiliates;

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any Subsidiary or any of its ERISA Affiliates to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                  (vi) If the fair market value of the assets of any Plan does not equal or exceed the accumulated benefit obligations with respect to such Plan, as disclosed on the most recent actuarial report with respect to such Plan.

         (g) promptly after any Unmatured Default or Event of Default has occurred, a notice of such Unmatured Default or Event of Default describing the same in reasonable detail together with a description of the action that the Company (or such other appropriate party, as the case may be) has taken and proposes to take with respect thereto;

         (h) promptly after receipt of written request from the Agent, such other information regarding the business, affairs or financial condition of the Company or any Subsidiary as the Agent may reasonably request;

         (i) as soon as possible, and in any event within three Business Days after the Company or any Subsidiary receives notice or otherwise has actual knowledge that any of the following events have occurred or exist, a statement signed by the chief financial officer of the Company setting forth details regarding such event or condition and the action, if any, which the Company or such Subsidiary proposes to take with respect thereto (along with all relevant documentation): (i) any violation by the Company or any Subsidiary of any Environmental and Safety Laws; (ii) any request for information or notice of potential responsibility under Environmental and Safety Laws with respect to cleanup of any Property or facility of the Company or any Subsidiary or any offsite location; (iii) the imposition of any Lien on any assets of the Company or any Subsidiary under Environmental and Safety Laws; (iv) the commencement of any litigation, enforcement action or investigation with respect to the Company or any Subsidiary under Environmental and Safety Laws; or (v) any Release or threatened Release of any Hazardous Material at or from any Property or facility of the Company or any Subsidiary;

         (j) promptly upon their becoming available, copies of any statements, reports and other communications, if any, which the Company or any Subsidiary shall have provided to its stockholders or filed with the Securities and Exchange Commission (or any governmental agency substituted therefor), any national securities exchange or the National Association of Securities Dealers, Inc.;

         (k) as soon as practicable and, in any event, on or before the date which is forty-five days prior to the close of each fiscal year of the Company, the Projected Financial Statements for the Company and its Subsidiaries for each of the next three years;

         (l) as soon as practicable, a copy of each Financing Plan in respect of a Material Acquisition, together with an update, as necessary, of any of the Projected Financial Statements delivered by the Company pursuant to Section 8.1.(k) reflecting the effects of such Financing Plan and Material Acquisition;

         (m) promptly upon their becoming available, copies of all material notices respecting the 1997 Senior Notes received by the Company from any holder (or trustee, agent, or representative of any holder) thereof and sent to the Company pursuant to the provisions of any instrument or agreement evidencing such Indebtedness or pursuant to which such Indebtedness was issued;

         (n) promptly upon becoming available, each quarterly operational and statistical report on the Company's Investments in Health Care Facilities, similar in form and content to such reports as provided to the Company's Board of Directors;

         (o) promptly after request of any Lender, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by such Lender by notice to the Agent, the Company and the other Lenders; and

         (p) within 10 days of the date any Acquired Indebtedness is incurred, a certificate of the chief financial officer of the Company certifying as to aggregate amount of Acquired Indebtedness of the Company and its Subsidiaries after giving effect to the incurrance of such Acquired Indebtedness.

8.2.     LITIGATION

         Promptly (and in any event within three Business Days of receipt) give to the Agent notice of the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit or proceeding affecting the Company or any Subsidiary, whether at law or in equity by or before any Governmental Agency which if adversely determined would result in liability to the Company or any Subsidiary of $2,000,000 or more (unless covered by insurance) or would otherwise have a Material Adverse Effect, and of any adverse development in respect of such legal or other proceedings.

8.3.     EXISTENCE. ETC.

         Except as expressly permitted by this Agreement: preserve and maintain its existence, and all of its material rights, privileges and franchises; comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of all Governmental Agencies; maintain all of its material properties used in its business in good working order and condition, ordinary wear and tear excepted; and preserve and enforce its rights (including rights to indemnification) under any Material Contracts.

8.4.     REIT STATUS

         Maintain at all times (a) its qualifications as a REIT and (b) the applicability of the method of taxation provided for in Section 857(b) of the Code (as such section is from time to time amended or supplemented).

8.5.     INSURANCE

         (a) Maintain or cause to be maintained, with financially sound and reputable insurers satisfactory to the Agent, insurance with respect to its assets and businesses and the assets and businesses of its Subsidiaries against loss or damage of the kinds as are reasonable and appropriate for their respective businesses, and in such amounts as are reasonable and appropriate for their respective businesses; provided that in no event shall such insurance be for a Dollar amount less than the replacement cost of the assets so insured.

         (b) Notwithstanding anything to the contrary contained in Section 8.5.(a), if, in connection with any lease entered into between the Company or any of its Subsidiaries and a third Person respecting any Health Care Facility of the Company or any such Subsidiary, such third Person is contractually obligated to provide insurance with respect to such Health Care Facility or any of the Company's or any of such Subsidiary's assets located therein, then the Company shall and shall cause any such Subsidiary to require that any such insurance be maintained with financially sound and reputable insurers (i) against loss or damage of the kinds as are customarily insured against by Persons engaged in such business or in the operation of such assets and (ii) in such amounts as are customary in such business; provided that any such third party lessee may provide self-insurance with respect to such Health Care Facility or any of the Company's or any of its Subsidiaries' assets located therein so long as: (A) the board of directors of the Company or any such Subsidiary, as applicable, shall determine that permitting such self-insurance is prudent and sufficient in light of other available sources of insurance, and
(B) so long as such self-insurance provides insurance (1) against loss or damage of the kinds as are customarily insured against by Persons engaged in such business or in the operation of such assets and (2) in such amounts as are customary in such business.

         (c) Without limiting the obligations of the Company under the foregoing provisions of this Section 8.5., in the event the Company or any Subsidiary shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 8.5., then the Agent may, but shall have no obligation to, procure insurance covering the interests of the Lenders and the Agent in such amounts and against such risks as the Agent (or the Required Lenders) shall deem appropriate, and the Company shall reimburse the Agent in respect of any premiums paid by the Agent as provided in Section 13.3.(c).

8.6.     OBLIGATIONS AND TAXES

         Pay its Indebtedness and other obligations in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, and in any event before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings which effectively stay the execution of any such Lien and the Company shall (or shall cause its Subsidiaries to) set aside on its books adequate reserves in accordance with GAAP with respect thereto.

8.7.     MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS

         Maintain all financial records in accordance with GAAP and permit any representatives designated by the Agent to visit and inspect the properties of the Company or any Subsidiary and to inspect their financial and business records and make extracts therefrom and copies thereof, all at reasonable times and in a manner so as not to unreasonably disrupt the operations of the Company or such Subsidiary and as often as reasonably requested, and permit any representatives designated by the Agent to discuss the affairs, finances and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor.

8.8.     COMPLIANCE WITH LAWS

         The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Agency having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith with due diligence and so long as enforcement thereof against the Company or such Subsidiary (i) is stayed or as to which a bona fide dispute may exist or (ii) would not have a Material Adverse Effect upon the Company or such Subsidiary.

8.9.     COMPLIANCE WITH ERISA

         The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to
Section 412 of the Code.

8.10.    ENVIRONMENTAL AND SAFETY MATTERS

         (a) Comply with all Environmental and Safety Laws in all material respects.

         (b) Keep its properties and facilities free from any Liens arising under any Environmental and Safety Laws.

         (c) Respond promptly to any Release or threatened Release of any Hazardous Materials in a manner which complies in all material respects with all Environmental and Safety Laws and mitigates any associated risk to human health or the environment to the maximum extent commercially practicable.

         (d) If the Agent at any time has reason to believe that any Property or facility owned or operated by the Company or any Subsidiary has been or may be either (i) oper-ated in violation of any Environmental and Safety Laws; (ii) contaminated with any Hazardous Materials; or (iii) subject to any government-imposed obligation to conduct any environmental investigation or clean-up, any of which, in the good faith judgment of the Required Lenders may impair in any material respect the ability of the Company or such Subsidiary to satisfy any of the obligations, the Company shall, upon the written request of the Required Lenders, at the Company's sole cost and expense, conduct or cause such Subsidiary to conduct such investigation or study, through retention of a consulting firm reasonably satisfactory to the Required Lenders, as is necessary in the good faith judgment of the Required Lenders to demonstrate that no such impairment could reasonably be expected to have a Material Adverse Effect.

8.11.    SUBSIDIARY GUARANTY

         Promptly upon any Person becoming one of its Subsidiaries, the Company shall cause such Person to become a party to the Subsidiary Guaranty.

8.12.    PHASE I REPORTS

         Obtain Phase I reports (and if such Phase I report indicates further inquiry would be prudent, reports of such further inquiry) from reputable consultants with respect to each Health Care Facility acquired by the Company or any of its Subsidiaries following the Closing Date, and deliver to the Agent copies of such reports promptly after receipt of a written request therefor.

8.13.    FURTHER ASSURANCES

         At any time or from time to time upon the request of the Agent, the Company shall and shall cause each of its Subsidiaries to execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of each of the Credit Documents and to provide for payment of the Loans, Reimbursement Obligations and other Obligations hereunder, with interest thereon in accordance with the terms of this Agreement and the Notes.

8.14.    MAINTENANCE OF PROPERTIES

         Maintain or cause to be maintained (which requirement may be met by causing the lessees of a Health Care Facility to comply with the terms and conditions of the applicable lease) in good repair, working order, and condition all of those assets useful or necessary to its businesses or the businesses of each of its Subsidiaries or which are used in connection therewith or related thereto, except for assets which in the aggregate are not material to the business or operations of the Company and its Subsidiaries, taken as a whole. From time to time, the Company shall make or cause to be made, consistent with past practices, all appropriate repairs, renewals, and replacements thereto and thereof. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be required to comply with the requirements of this Section 8.14. to the extent that compliance therewith would not be economical and the failure to so comply would not have a Material Adverse Effect on the Company and its Subsidiaries.

8.15.    MAINTENANCE OF RATINGS

         The Company shall cause both Moody's and S&P (or such other successor rating agency reasonably acceptable to the Required Lenders) to maintain and issue ratings on the Senior Long Term Debt of the Company.

                              9. NEGATIVE COVENANTS

         The Company covenants and agrees that, so long as any of the Commitments are in effect or the principal or interest on any Loan or Reimbursement Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, the Company will not, nor will it permit any Subsidiary to:

9.1.     PROHIBITION OF FUNDAMENTAL CHANGES

         Effect any of the following: (i) any transaction of merger, consolidation, recapitalization, reorganization, liquidation or dissolution (other than (A) the merger of a Permitted Subsidiary with and into the Company pursuant to which the Company is the surviving corporation or with and into any other Permitted Subsidiary, (B) the conversion of Operating Partnership Units into capital stock of the Company or the redemption of such Operating Partnership Units with cash or such capital stock or (C) the dissolution of a Down REIT in connection with or as a result of the transaction or series of transactions described in the immediately preceding clause (B)); (ii) the acquisition of any business or assets (other than Investments), except for purchases of inventory and supplies to be used in the ordinary course of business; (iii) any Investments other than Investments permitted under Section 9.5.; (iv) any Disposition except as provided in Section 9.9.; or (v) engage in any line of business other than those engaged in on the Closing Date.

9.2.     LIMITATION ON LIENS

         (a) Create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired, except Permitted Liens; and

         (b) Other than in any document or agreement existing on the date hereof and listed in part (a) of Schedule 7.12., enter into, assume, or permit to exist any agreement which prohibits the Company or its Subsidiaries from granting Liens in favor of the Agent or the Lenders.

9.3.     INDEBTEDNESS OF THE COMPANY

         Create, incur or suffer to, exist any Indebtedness of the Company except:

         (a) Indebtedness to the Lenders created hereunder and under the Credit Documents;

         (b) Indebtedness existing on the Closing Date and described in part (a-1) of Schedule 7.12.;

         (c) Indebtedness under any Interest Rate Protection Agreements;

         (d) Indebtedness secured by Liens permitted under subsection (g) of the definition of "Permitted Liens" herein and not otherwise authorized pursuant to subsections (g) and (j) of this Section 9.3. in an aggregate amount not to exceed $1,000,000 outstanding at any time;

         (e) Indebtedness incurred pursuant to Guaranties permitted pursuant to
Section 9.7.;

         (f) Indebtedness of the Company to its Wholly-Owned Subsidiaries;

         (g) Indebtedness secured by Permitted Liens other than those described in subsection (g) of the definition of "Permitted Liens";

         (h) Other Indebtedness of the Company so long as: (i) such Indebtedness
(A) has a term (after giving effect to any rights of the obligee of such Indebtedness to accelerate the maturity of such Indebtedness other than as a result of the occurrence of an event of default thereunder) expiring no less than 12 months beyond the Maturity Date, (B) does not require, directly or indirectly, the amortization of principal thereof (or provide a sinking fund in respect thereto) during such term, and (C) is subject to covenants (including financial covenants) and events of default contained in the agreements related thereto (including the applicable definitions) which are not materially less favorable to the Company than those contained herein or set forth in those agreements listed on Schedule 7.12.; and (ii) both before and after giving effect to the incurrence of such Indebtedness, no Unmatured Default or Event of Default shall occurred and be continuing hereunder;

         (i) Indebtedness resulting from the refinancings, renewals or extensions of Indebtedness permitted under subparagraphs (b) through (h) and (j) of this Section (and continuance or renewal of Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Loans or the Letters of Credit by the Company; (ii) the net cash proceeds of such refinancings, renewals or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended; and (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity (at the time of refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended;

         (j) Notwithstanding anything in subparagraph (d) or (g) above to the contrary, as long as no Unmatured Default or Event of Default then exists or is continuing or would result from the incurrence thereof, Acquired Indebtedness, provided that:

                  (i) the aggregate outstanding principal amount of such Indebtedness (including any such Indebtedness existing on the Closing Date and set forth in part (a-2) of Schedule 7.12.) to which the Company and the Company's Subsidiaries are subject at any time shall not exceed 15% of the Company's Consolidated Real Estate Assets; and

                  (ii) the Company shall have complied with Section 8.1.(p) hereof.

9.4.     SUBSIDIARY INDEBTEDNESS

         Create, incur, or suffer to exist any Indebtedness of any Subsidiary of the Company except:

         (a) Indebtedness of Subsidiary Guarantors to the Lenders created under the Credit Documents;

         (b) Indebtedness existing on the Closing Date and described in part (a-1) of Schedule 7.12.;

         (c) Indebtedness incurred pursuant to Guaranties permitted pursuant to
Section 9.7.;

         (d) Indebtedness secured by Permitted Liens other than those described in subsection (g) of the definition of "Permitted Liens" and not otherwise permitted pursuant to subsection (f) of this Section 9.4.;

         (e) Indebtedness owed to the Company to the extent permitted by Section 9.5.; and

         (f) Notwithstanding anything in subparagraph (d) above to the contrary, as long as no Unmatured Default or Event of Default then exists or is continuing or would result from the incurrence thereof, Acquired Indebtedness, provided that:

                       (i) the aggregate outstanding principal amount of
              such Indebtedness (including any such Indebtedness existing on the Closing Date and set forth in part (a-2) of Schedule 7.12.) to which the Company and the Company's Subsidiaries are subject at any time shall not exceed 15% of the Company's Consolidated Real Estate Assets; and

                       (ii) the Company shall have complied with Section
              8.1.(p) of this Agreement.

9.5.     INVESTMENTS

         Make or permit to remain outstanding any Investments except:

         (a) Permitted Investments;

         (b) Investments existing on the Closing Date and set forth on part (a) of Schedule 9.5.;

         (c) the ownership of the capital stock of Wholly-Owned Permitted Subsidiaries by the Company or its Subsidiaries;

         (d) Working Capital Loans made by the Company to operators of Health Care Facilities in an amount not to exceed $10,000,000 to any single operator of a Health Care Facility and in an aggregate amount at any one time outstanding not to exceed $15,000,000;

         (e) (i) Loans from Wholly-Owned Subsidiaries to the Company permitted pursuant to Section 9.3.(f); (ii) loans from the Company to Wholly-Owned Subsidiaries (other than to any Subsidiary owning any PG Assets); and (iii) loans from the Company to Wholly-Owned Subsidiaries owning PG Assets in an aggregate principal amount not to exceed the PG Indebtedness;

         (f) Investments by the Company or a Subsidiary in Health Care Facilities so long as (i) the amount of any Investment made pursuant to this
Section 9.5.(f)(i) in any Health Care Facility does not exceed $75,000,000; and
(ii) immediately before and immediately after the consummation of such Investment, after giving effect thereto, no Unmatured Default or Event of Default shall exist or would exist;

         (g) Construction and Development Investments (including those Construction and Development Investments set forth in part (b) of Schedule 9.5.);

                  (i) the aggregate amount of which do not exceed $75,000,000 at any one time, of which no more than $30,000,000 may be invested in any one Person and its Affiliates or in any one Health Care Facility as a Construction and Development Investment; and

                  (ii) the Board of Directors or other governing body of the Person in which any such Investment is made approves the making of such Investment;

         (h) Supplies and other similar inventory purchased by the Company in the ordinary course of business;

         (i) Investments by Subsidiaries owning PG Assets used for the repair, maintenance and improvement of PG Assets and the related equipment to the extent that the aggregate cost thereof does not exceed the PG Indebtedness;

         (j) Investments in Permitted Subsidiaries that are not Wholly-Owned Subsidiaries (including Down REITs and excluding any Permitted Subsidiary created for the sole purpose of making the Investments permitted in Section 9.5.(k)) and which are not described in Schedule 9.5. hereof, in an aggregate amount not to exceed 15% of the Consolidated Real Estate Assets immediately prior to the date such Subsidiary is acquired or created, so long as:

                  (i) such Subsidiaries are corporations, limited partnerships or limited liability companies;

                  (ii) the Company or one or more Wholly-Owned Subsidiaries owns at least 80%, but less than 100%, of the outstanding capital stock, partnership or other ownership interest of such Subsidiary which is not a Down REIT;

                  (iii) the Company or a Wholly-Owned Subsidiary is (A) the sole general partner of any such Subsidiary that is a limited partnership or
         (B) a member of any such Subsidiary that is a limited liability company;

                  (iv) in the case of a Down REIT which is not a limited partnership, such Down REIT otherwise qualifies as a Subsidiary of the Company; and

                  (v) the business of such Subsidiary will not cause the Company to violate Section 8.4. hereof; and

         (k) Investments by the Company or a Permitted Subsidiary (including a Permitted Subsidiary that is not a Wholly Owned Subsidiary and, for the avoidance of doubt, the Company shall be permitted to make Investments in Permitted Subsidiaries which are not Wholly Owned Subsidiaries if such Subsidiaries hold solely Investments permitted by this subsection (k)) consisting of the purchase of stock or other equity interests in operators of Health Care Facilities in which the Company or a Subsidiary has made an Investment pursuant to Sections 9.5.(f) or (g) hereof (or an Affiliate thereof) and which are not described in Schedule 9.5 hereof, so long as:

                  (i) such Investments do not exceed $5,000,000 in any fiscal year and $10,000,000 in the aggregate and

                  (ii) no Unmatured Default or Event of Default would be caused thereby.

9.6.     RESTRICTED PAYMENTS


         Make any Restricted Payment; provided, however, that

         (a) any Affiliate of the Company who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity,

         (b) the Company's Subsidiaries may make any dividend or other distribution to the Company or to another Wholly-Owned Subsidiary of the Company to make a similar dividend or distribution ultimately resulting in the Company's receipt thereof;

         (c) the Company may pay a dividend or other distribution to the holders of its common stock consisting of shares of its common stock or rights to acquire its common stock;

         (d) in addition to any payments or distributions pursuant to subparagraph (f) below, the Company may make, as long as no Unmatured Default or Event of Default then exists or is continuing or would result from the making thereof, cash dividends or other distributions in an aggregate amount not to exceed, during the period from January 1, 1995 to the date any determination is to be made thereof, $5,000,000 plus (i) the greater of (A) 95% of the sum of (1) EBITDAR minus (2) Interest Expense minus (3) Rental Expense, plus (4) gains during such period respecting Dispositions (of any asset of the Company or its Consolidated Subsidiaries other than PG Assets); and (B) the minimum amount required for the Company to maintain its status as a REIT under the Code, and
(ii) in the case of the PG Stock only, the lesser of (A) the PG Excess Proceeds and (B) $30,000,000 in the aggregate for all such dividends and distributions made in respect of the PG Stock made at any time, and $15,000,000 in the aggregate for all such cash or other distributions made in respect of the PG Stock in any calendar year;

         (e) the Company's Subsidiaries described in Section 9.5.(j) and other Subsidiaries identified as less than Wholly-Owned Subsidiaries on Schedule 9.5 may make (i) distributions or other payments to holders of equity interests therein other than Operating Partnership Units in an aggregate amount up to $500,000 in any fiscal year of the Company and (ii) distributions to Down REIT Partners in any fiscal year of the Company so long as such amount does not exceed the lesser of (A) an amount equal to the sum of the Net Income of the Down REIT plus the depreciation and amortization expense set forth on the financial statements of such Down REIT and (B) an amount equal to the product of 10% per annum (on a cumulative basis) multiplied by the Down REIT Partners' Investment in the Operating Partnership Units of all Down REIT Partners (for any fiscal year of the Company for which the relevant Down REIT was not a Permitted Subsidiary for the entirety of such fiscal year, the Company shall make such downward adjustment in such amount as shall be reasonable under the circumstances); and

         (f) in addition to any payments or distributions pursuant to subparagraph (d) above, the Company may make, as long as no Unmatured Default or Event of Default then exists or is continuing or would result from the making thereof, cumulative annual cash dividends in the amount of $215.00 per share in respect of the Series B Preferred Stock, and

         (g) the Company and the Company's Subsidiaries may make, as long as no Unmatured Default or Event of Default then exists or is continuing or would result from the making thereof, payments or prepayments with respect to the Acquired Indebtedness (including principal, interest and/or any other amounts owing with respect to the Acquired Indebtedness).

9.7.     GUARANTEES

         Create or become liable, directly or indirectly, with respect any Guarantee except:

         (a) Guarantees resulting from the endorsement of instruments for collection in the ordinary course of business;

         (b) Guarantees disclosed in the Historical Financial Statements or reflected on Schedule 7.12. and any refinancing, renewals, or extensions of such Guarantee on terms substantially similar to the original terms thereof;

         (c) Guarantees of the Company respecting obligations of the Wholly-Owned Subsidiaries of the Company incurred in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

         (d) Guarantees of the Company respecting obligations of one or more of the Subsidiaries pursuant to Acquired Indebtedness; and

         (e) Guarantees by the Company respecting certain obligations of the Down REITs which obligations are not materially different from those described on attached Schedule 9.7.

9.8.     SALES AND LEASE-BACKS

         Become liable, directly or indirectly, as lessee or as guarantor or other surety with respect to any lease whether an operating lease or a Capital Lease, of any assets, whether now owned or hereafter acquired:

         (a) which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person; or

         (b) which the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other asset which has been or is to be sold or transferred by the Company or any such Subsidiaries to any Person in connection with such lease, unless such sale or transfer is permitted pursuant to Section 9.9., without aggregation.

9.9.     SALE OF ASSETS

         Make any Disposition except for:

         (a) the Disposition by the Company or its Subsidiaries of assets, other than PG Assets for not less than the fair market value thereof, in an aggregate Dollar amount not to exceed, during the term of this Agreement, 25% of the average aggregate Dollar value of the Company's assets. For purposes of the preceding sentence, the average aggregate Dollar value of the Company's assets shall be measured over any period of 12 consecutive months selected by the Company occurring after the Closing Date. Such average aggregate Dollar value shall be the total assets of the Company, determined on a consolidated basis in accordance with GAAP, less any PG Assets, as shown on the Company's balance sheet as of the end of each such month;

         (b) the sale or other disposition of any of the PG Assets by the Company or any of its Subsidiaries for not less than the fair market value thereof;

         (c) involuntary sales or other dispositions of any of the businesses or assets of the Company or its Subsidiaries;

         (d) Dispositions of obsolete assets;

         (e) Dispositions (whether individually or in a series of related transactions) of assets at not less than their fair value which produce Net Available Proceeds of not more than $1,000,000; or

         (f) Dispositions of Investments made pursuant to Section 9.5.(k) hereof.

         At the time of any sale or other disposition under clause (a) or (b) of this Section 9.9., the Company shall deliver to the Agent a certificate, duly executed by the chief executive officer or the chief financial officer of the Company, setting forth in detail the determination of the Net Available Proceeds of such sale or other disposition, and such other information as is necessary to demonstrate compliance with clause (a) or (b) of this Section 9.9., as applicable.

9.10.    TRANSACTIONS WITH AFFILIATES

         Except for the transactions existing on the Closing Date and described in Schedule 9.10., enter into any transaction or series of transactions, whether or not related or in the ordinary course of business with any Affiliate of the Company, other than pursuant to the reasonable requirements of the Company's or such Subsidiary's business and on terms and conditions no less favorable to the Company than would be obtainable by the Company at

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the time in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

9.11.    EXECUTION AND MODIFICATIONS OF CERTAIN DOCUMENTS

         Amend its certificate of incorporation, limited partnership certificate, limited liability company certificate, bylaws, partnership agreement, operating agreement or any other comparable organizational document in a manner adverse to the Lenders; or amend, modify, cancel, terminate, waive any default under or breach of, in any manner whatsoever, any Material Contract other than in the ordinary course of business; or enter into any new agreement that is inconsistent with the obligations of the Company or any Subsidiary under any Credit Document.

9.12.    ISSUANCE OF SECURITIES

                  (a) Issue any capital stock or any rights to acquire, or any securities exchangeable for such capital stock, except that (i) the Company may effect Equity Issuances so long as any Net Available Proceeds for each such issuance are applied in the manner set forth in Section 2.13., (ii) the Company may issue the Series B Preferred Stock, (iii) any Subsidiary may issue (A) equity securities to the Company or a Wholly-Owned Subsidiary of the Company and
(B) Operating Partnership Units to the Down REIT Partners and (iv) the Company or any Subsidiary may issue or cause the Company to issue shares of the capital stock of the Company in connection with the redemption or conversion of any Operating Partnership Units; or

                  (b) Create or issue any class of Preferred Stock except that the Company may issue Preferred Stock so long as any Net Available Proceeds of such issuance are applied in the manner set forth in Section 2.13.

9.13.    RESTRICTIVE AGREEMENTS

         Enter into any agreement which restricts the ability of any Subsidiary of the Company to make payments to the Company by way of dividends, advances, reimbursements, or otherwise, except that a Down REIT may agree to make preferred distributions to holders of Operating Partnership Units to the extent such distributions comply with subsection (e) of Section 9.6. of this Agreement.

9.14.    PREPAYMENT OF INDEBTEDNESS

         Prepay, redeem or purchase any Indebtedness (other than intercompany Indebtedness and Acquired Indebtedness), nor enter into or modify any agreement in a way which would be materially adverse to the interests of the Lenders or as a result of which the terms of payment of any of the foregoing Indebtedness are accelerated, except that the Company shall be entitled to perform its obligations provided for in each of the Credit Documents (which includes the making of any permitted voluntary prepayment of the Revolving Credit Loans hereunder) .

9.15.    SUBSIDIARIES

         Create or permit to exist any Subsidiary other than a Permitted Subsidiary.

                             10. FINANCIAL COVENANTS

         The Company covenants and agrees that, so long as any of the Commitments are in effect or the principal or interest on any Loan or Reimbursement Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, the Company will, and (as applicable) will cause each Subsidiary to:

10.1.    MAINTENANCE OF TANGIBLE NET WORTH

         Cause its Consolidated Tangible Net Worth to be at least $260,000,000 plus 75% of the aggregate Net Available Proceeds of any Equity Issuance consummated by the Company after September 30, 1995 and on or before the time as of which Consolidated Tangible Net Worth is being determined.

10.2.    INTEREST COVERAGE RATIO

         Cause the Interest Coverage Ratio for the 12 consecutive fiscal months ending on the last day of each fiscal quarter to be at least equal to 2.50:1.00.

10.3.    LEVERAGE RATIO

         Cause the Leverage Ratio at all times, measured on the last day of each fiscal quarter to be equal to or less than 1.10:1.00.

                              11. EVENTS OF DEFAULT

         If one or more of the following events (herein collectively called "Events of Default" and singularly called an "Event of Default") shall occur and be continuing:

11.1.    PAYMENTS UNDER CREDIT DOCUMENTS

         The Company shall default in the payment when due of (a) any principal of any Loan or any Reimbursement Obligation, (b) any interest on any Loan, Reimbursement Obligation or other Obligation or (c) any Fee or any other Obligations payable by it hereunder or under any other Credit Document, which default in the case of a payment other than a payment of principal or interest shall continue for a period of two Business Days.

11.2.    OTHER INDEBTEDNESS

         The Company or any Subsidiary shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the obligations under the Credit Documents) in an aggregate principal amount of $5,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness of the Company or any Subsidiary in an aggregate amount of $5,000,000 or more shall occur if the effect of such event is to cause, or to permit the holder thereof to cause (with the giving of notice or lapse of time or both), such Indebtedness to become due or to be required to be prepaid (whether by redemption, purchase or otherwise) prior to its stated maturity.

11.3.    REPRESENTATIONS AND WARRANTIES

         Any representation, warranty or certification made or deemed to be made in any Credit Document by the Company or any Subsidiary or any certificate, financial statement or other information furnished in writing to any Lender, the Facing Bank or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or deemed to be made.

11.4.    OTHER OBLIGATIONS

         (i) The Company or any Subsidiary shall default in the performance of any of their respective obligations under Section 2.16., Section 8.1. (which default shall continue for five Business Days), Article 9. or Article 10.; or
(ii) the Company or any Subsidiary shall default in the performance of any of its other obligations in this Agreement, or any other Credit Document and such default shall continue unremedied for a period of 20 days after the Company or such Subsidiary receives notice or otherwise has actual knowledge thereof.

11.5.    ABILITY TO PAY DEBTS

         The Company or any Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

11.6.    VOLUNTARY PROCEEDINGS

         The Company or any Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

11.7.    INVOLUNTARY PROCEEDINGS

         A proceeding or case shall be commenced against the Company or any Subsidiary, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any Subsidiary shall be entered in an involuntary case under the Bankruptcy Code.

11.8.    JUDGMENTS

         (a) A judgment or judgments for the payment of money in excess of $2,000,000 (unless covered by insurance) in the aggregate shall be rendered by a court or courts against the Company or any Subsidiary and the same shall not be vacated, bonded or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof; or

         (b) A judgment creditor shall obtain possession of any of the assets of the Company or its Subsidiaries which assets constitute a material portion of the assets of the Company or any Subsidiary by any means, including levy, distraint or self-help.

11.9.    ERISA EVENT

         (a) Any ERISA Event shall have occurred with respect to the Company or any Subsidiary and the sum of the Insufficiency of such Plan (determined as of the date of occurrence of such ERISA Event) and the Insufficiency of any and all other Plans (determined as of the date of occurrence of such ERISA Event) of the Company or any Subsidiary with respect to which an ERISA Event shall have occurred (or the liability of the Company or any Subsidiary or its ERISA Affiliates related to such ERISA Event) exceeds $100,000; or (b) the Company or any Subsidiary or any of its ERISA Affiliates shall have been notified by a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan and the imposition of such liability is reasonably likely to be incurred in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company or any Subsidiary and its ERISA Affiliates as withdrawal liability (determined as of the date of such notification indemnification), requires payments exceeding $100,000 per annum or $250,000 in the aggregate; (c) the Company or any Subsidiary or any of its ERISA Affiliates shall have been notified by a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of such Person and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $100,000 or (d) the assets of the Company at any time constitute assets, within the meaning of ERISA, the Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan.

11.10.   TERMINATION OF CREDIT DOCUMENTS

         Any of the Credit Documents shall cease to be in full force and effect, or any Subsidiary Guarantor shall repudiate the Subsidiary Guaranty, for any reason other than: (i) a release or termination thereof upon the full and indefeasible payment and satisfaction of the Indebtedness due herewith, or under the Notes or pursuant to the Reimbursement Obligations or any other Obligation owing hereunder; or (ii) upon the written consent of the Required Lenders.

THEN: (1) In the case of an Event of Default, other than an Event of Default referred to in Section 11.6. or Section 11.7., the Agent may (and shall at the request of the Required Lenders), by notice to the Company, cancel the Commitments and/or declare the then-outstanding principal amount of, and the accrued interest on, the Loans and all other obliga-tions payable by the Company hereunder and under the Notes including, without limitation, any amounts payable under Section 5.1. (collectively, such principal, interest, obligations and other amounts being referred to as the "Obligations"), and all Reimbursement Obligations to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in Section 11.6. or Section 11.7. above, the Commitments shall automatically be canceled and the then-outstanding principal amount of, and the accrued interest on, the Loans and all other Obligations payable by the Company hereunder and all Reimbursement Obligations shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. In regard to the Letters of Credit insofar as presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this Article 11., the Company shall promptly upon demand by the Agent deposit in a Letter of Credit Reserve Account opened by the Agent for the benefit of the Facing Bank an amount equal to the aggregate then undrawn and unexpired Stated Amounts of Letters of Credit. Amounts held in such Letter of Credit Reserve Account shall be applied by the Agent to the reimbursement of the Facing Bank for draws honored by it under the Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Company in the manner set forth in Section 2.13. hereof. Pending the application of such deposit to the payment of the Reimbursement Obligations of the Company in respect of the Letters of Credit, the Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for such Reimbursement Obligations. After the Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit Reserve Account shall be returned to the Company. Except as expressly provided hereinabove, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company.

                                  12. THE AGENT

12.1.    APPOINTMENT, POWERS AND IMMUNITIES

         Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to Section 12.8.) appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5. and the first sentence of Section
12.6. shall include its Affiliates, officers, directors, employees and agents and its Affiliates' respective officers, directors, employees and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

12.2.    RELIANCE BY THE AGENT

         The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by it. The Agent may deem and treat each Lender as the holder of Loans made by it for all purposes hereof unless and until a notice of assignment or transfer thereof satisfactory to the Agent signed by such Lender shall have been furnished to the Agent, but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Agent makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with any of the Credit Documents. The Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any of the Credit Documents on the part of any Person party thereto or to inspect any asset (including the books and records) of the Company or any of its Subsidiaries. The Agent shall not be responsible to any Lender for the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Credit Documents, or any other instrument or document furnished pursuant thereto.

12.3.    DEFAULTS

         The Agent shall not be deemed to have knowledge or notice of the occurrence of an Unmatured Default (other than the non-payment of principal of or interest on Loans, Reimbursement Obligations or Fees to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Company specifying such Unmatured Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of an Unmatured Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to
Section 12.7.) take such action with respect to such Unmatured Default as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Default as it shall deem advisable and in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders; and provided further that the Agent in any case shall not be required to take any such action which it determines to be contrary to law.

12.4.    RIGHTS AS A LENDER

         With respect to its Commitment, the Loans made by it in its capacity as a Lender, and the Letters of Credit issued by it in its capacity as the Facing Bank, Wells Fargo (and any successor acting as Agent) shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent or the Facing Bank, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent and the Facing Bank in its individual capacity. Wells Fargo (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company and any of its Subsidiaries or Affiliates as if it were not acting as the Agent or the Facing Bank hereunder, and Wells Fargo and its Affiliates may accept fees and other consideration from such Persons for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent and its Affiliates may in the course of such relationships acquire information about the Company and its Affiliates, the Agent shall have no duty to disclose such information to the Lenders.

12.5.    INDEMNIFICATION

         The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 13.3., but without limiting the obligations of the Company under such Section 13.3.) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation or in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company are obligated to pay under Section 13.3., but excluding, unless an Unmatured Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

12.6.    NON-RELIANCE ON THE AGENT OR OTHER LENDERS

         Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and has made an independent decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Credit Documents or any other document referred to or provided-for herein or therein or to inspect the properties or books of the Company and its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary Guarantor (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

12.7.    LIABILITY OF AGENT

         Except for action expressly required of the Agent hereunder and under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 12.5. against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by the Agent in connection with any of the Loan Documents in the absence of its own gross negligence or willful misconduct.

12.8.    RESIGNATION OR REMOVAL OF THE AGENT

         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders (after consultation with the Company) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $1,000,000,000 which has its headquarters in the United States. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 12. shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

12.9.    CONSENTS UNDER CREDIT DOCUMENTS

         The Agent may, with the prior written consent of the Required Lenders and subject to Section 13.4. (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents.

12.10.   COLLATERAL SUB-AGENTS

         Each Lender by its execution and delivery of this Agreement agrees that, in the event it shall hold any Permitted Investments, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Agent thereunder. The Company by its execution and delivery of this Agreement hereby consents to the foregoing.

12.11.   LIABILITY OF THE AGENT

         The Agent shall not have any liability or responsibility to the Company on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Company to perform its obligations hereunder or under any other Credit Document, except as may result from the Agent's own gross negligence or willful misconduct.

12.12.   TRANSFER OF AGENCY FUNCTION

         Without the consent of the Company or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located in the continental United States, provided that the Agent shall promptly notify the Company and the Lenders of such transfer.

12.13.   THE CO-AGENTS

         No Co-Agent, as such, shall have any duties or obligations whatsoever under this Agreement or any other Credit Document or any other document or any matter related hereto or thereto, but shall nevertheless be entitled to all of the indemnities and other protection afforded to the Agent under this Article 12.

                                13. MISCELLANEOUS

13.1.    WAIVER

         No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note or other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

13.2.    NOTICES

         All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or sent via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                  American Health Properties, Inc.
                  6400 South Fiddler's Green Circle, Suite 1800
                  Englewood, Colorado  80111
                  Attention: Chief Financial Officer and General Counsel Telephone No: (303) 796-9793
                  Telecopy No: (303) 796-9708

                  To the Agent or the Facing Bank:

                  Wells Fargo Bank, National Association
                  633 Seventeenth Street, 3rd Floor
                  MAC 4931-031
                  Denver, Colorado  80202
                  Attention: Mr. Jim Edwards
                  Telephone No: (303) 293-5648
                  Telecopy No: (303) 293-5163

                  With a copy to:
                  Alston & Bird LLP
                  One Atlantic Center
                  1201 West Peachtree Street, N.W.
                  Atlanta, Georgia 30309-3424
                  Attention:  H. Sadler Poe, Esq.
                  Telephone No: (404) 881-7564
                  Telecopy No: (404) 881-7777

                  To any Lender:

                  At its address set forth on the signature pages hereto.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party; provided, however, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

13.3.    EXPENSES, ETC.

         (a) Agreement to Pay and Reimburse. The Company agrees to pay or reimburse the Agent and the Facing Bank, for: (a) all out-of pocket costs and expenses (including, without limitation, the reasonable fees and expenses of Alston & Bird LLP, special counsel to the Agent and the Facing Bank, and allocated costs of the Agent's internal counsel) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extension of credit hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Credit Documents; (b) all costs and expenses of the Lenders, the Facing Bank and the Agent (including reasonable counsels' fees) in connection with (i) any Unmatured Default and any enforcement or collection proceedings resulting therefrom and (ii) the enforcement of this Section 13.3.; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Credit Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Credit Document or any other document referred to herein or therein.

         (b) Indemnity. The Company agrees to indemnify the Agent, the Facing Bank, each Lender and their respective directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims (including Environmental Claims), damages or expenses incurred by any of them (including any and all losses, liabilities, claims, damages or expenses incurred by the Agent or the Facing Bank to any Lender) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company of the proceeds of any of the extensions of credit hereunder or the past, present or future business activities of the Company including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses that are determined pursuant to a final, non-appealable order of a court of compe-tent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Person to be indemnified).

         (c) Expenses Paid On Behalf of the Company. If the Company fails to pay when due any costs, expenses or other amounts payable by it under any Credit Document, including, without limitation, fees and expenses of counsel, indemnities and insurance premiums, such amount may be paid on behalf of the Company by the Agent, in its sole discretion. Immediately upon the making of each such payment, the Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such payment and the obligations of the Company under this Agreement in respect thereof in an amount equal to the product of (x) a fraction the numerator of which is the amount of the Revolving Credit Commitment of such Lender and the denominator of which is the aggregate amount of all Commitments then outstanding, multiplied by (y) the amount of such payment. Any such payment by the Agent shall constitute for all purposes of this Agreement the making by the Agent of a Revolving Credit Loan, which shall be a Base Rate Loan, in the amount of such payment (but without any requirement for compliance with the conditions set forth in Article 6.). In the event that such payment is not reimbursed by the Company by 11:00 A.M. San Francisco time) on the first Business Day after such payment, the Agent shall promptly notify each other Lender. Each such Lender shall, notwithstanding the then unused amount of its Commitment or any termination thereof, on the first Business Day following such notification, make a Revolving Credit Loan, which shall be a Base Rate Loan, in an amount equal to the amount of its participation in such payment (pursuant to Section 4.4.) to reimburse the Agent (but without any requirement for compliance with the applicable conditions set forth in Article 6.) and shall make available for the account of its Applicable Lending Office to the Agent for its own account, by deposit to the Agent's Account, in same day funds, the amount of such Base Rate Loan. If and to the extent that any Lender shall not have so made the amount of such Base Rate Loan available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such payment is made by the Agent until the date such amount is paid to the Agent, at
(i) in the case of the Company, the Default Rate with respect to Base Rate Loans and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Base Rate Loan for purposes of this Agreement.

13.4.    AMENDMENTS. ETC.

         Except as otherwise expressly provided in this Agreement, any provision of this Agreement (including, without limitation, any of the Schedules hereto) may be amended or modified only by an instrument in writing signed by the Company and the Agent acting with the consent of the Required Lenders, and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided, however, that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, Fee, Letter of Credit, or any Reimbursement Obligation hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any Fee or other obligation of the Company or any of its Subsidiaries is payable hereunder (except that the Required Lenders may waive application of the Default Rate), (v) alter the rights or obligations of the Company to prepay Revolving Credit Loans (except that the Required Lenders may waive the application of any of the provisions of
Section 2.13.(e)), (vi) alter the terms of this Section 13.4. or Section 13.6.(a), (vii) waive any of the conditions precedent set forth in Article 6.;
(viii) amend the definition of the term "Required Lenders"; (ix) extend the Maturity Date pursuant to Section 4.2. or (x) release a Subsidiary from the Subsidiary Guaranty or terminate the Subsidiary Guaranty prior to the termination of this Agreement; and provided further, that any amendment of
Article 12. shall require the consent of the Agent.

13.5.    SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.6.    ASSIGNMENTS AND PARTICIPATIONS

         (a) The Company may not assign its rights or obligations hereunder or under the other Credit Documents without the prior consent of all of the Lenders.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it, which assignment may be of a varying percentage of such the Lender's rights and obligations, it being understood that such the Lender may assign to any assignee any portion of any or all of its Revolving Credit Loans or Revolving Credit Commitment) upon payment to the Agent of an assignment fee of $3,500 provided, however, that (i) such assignment is in a minimum amount of $5,000,000; (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Agent and, if no Event of Default exists, the Company must consent to such assignment (which consent of the Agent and the Company, if applicable shall not be unreasonably withheld), and (iii) the parties to each such assignment shall execute and deliver to the Agent (with a copy to the Company) an assignment and acceptance agreement evidencing such assignment, substantially in the form of Exhibit I hereto (an "Assignment and Acceptance"). Upon acceptance pursuant to Section 13.6.(d), from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Subsidiary or the performance or observance by the Company of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1. and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers under this Agreement as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment and the assignment fee referred to in paragraph (b) above, the Agent shall (subject to the consent of the Agent and the Company to such assignment, if required) (i) accept such Assignment and Acceptance, and
(ii) give prompt notice thereof to the Company. Within five Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Loans and/or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Loans and/or Commitments, a new Note or Notes to the order of such assigning Lender in a principal amount equal to the applicable Loan and/or Commitments retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit B hereto. Canceled Notes shall be returned to the Company.

         (e) A Lender may sell or agree to sell to one or more other Persons (a "Participant") a participation in all or any part of any Loans held by it, in which event the Participant's rights in respect of such participation shall be those set forth in the agreements executed by such Lender in favor of the Participant; provided, however, that such participation is in a minimum amount of $5,000,000. Such Participant shall have no direct right under the Credit Documents. All amounts payable by the Company to any Lender under Article 5. in respect of Loans held by it shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and as if such Lender were funding each of such Loans in the same way that it is funding the portion of such Loan in which no participations had been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitments, (ii) extend the date fixed for the payment of principal of or interest on the related Loan(s) or the portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee (v) extend the Maturity Date pursuant to Section 4.2., or (vi) release a Subsidiary from the Subsidiary Guaranty or terminate the Subsidiary Guaranty prior to the termination of this Agreement.

         (f) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

         (g) A Lender may furnish any information concerning the Company or any Subsidiary in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants) in accordance with Section 13.8.

13.7.    REPLACEMENT OF LENDERS

         If the Company is obligated to pay to any Lender (other than the Agent or the Facing Bank) any amount under Sections 5.1., 5.5., or 5.6. or if such Lender requests that its Eurodollar Loans be converted into Base Rate Loans pursuant to Section 5.3., or if such Lender refuses to extend the Maturity Date following a request to do so by the Company pursuant to Section 4.2., the Company may, so long as no Unmatured Default or Event of Default then exists, replace such Lender with another lender acceptable to the Agent and the Facing Bank, and such Lender hereby agrees to be so replaced subject to the following:

         (a) The obligations of the Company hereunder to such Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Company through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement.

         (b) The replacement Lender (i) shall be a bank or other financial institution that is not subject to the increased or additional costs arising under such Sections which may have effectuated the Company's election to replace any Lender hereunder or (ii) shall approve the extension of the Maturity Date requested by the Company. Each such replacement Lender shall execute and deliver to the Agent an Assignment and Assumption Agreement executed by all parties pursuant to which such replacement Lender is to become a party hereto with a Revolving Credit Commitment equal to that of the Lender being replaced and shall make a Loan or Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loan or Loans of the Lender being replaced and shall purchase a participation in all outstanding Letters of Credit as provided in Section 4.9. hereof.

         (c) Upon the execution of such documents referred to in subsection (b) and repayment of the amounts referred to in subsection (a), the replacement Lender shall be a "Lender" with a Revolving Credit Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Lender.

         (d) The Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section 13.7., but at no time shall the Agent be obligated to initiate any such replacement.

         (e) Upon payment of a fee of $3,500 to the Agent by the Company, any Lender replaced under this Section 13.7. shall be replaced at the Company's sole cost and expense and at no cost or expense to the Agent or the Facing Bank.

13.8.    CONFIDENTIALITY OF INFORMATION

         The Agent and each Lender, severally and not jointly, agree to use their respective best efforts to hold in confidence and not disclose any written information (other than information (i) which was publicly known or otherwise known to it, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by them, or (iii) which otherwise becomes known to it, other than through disclosure by the Company or a Subsidiary) delivered or made available by or on behalf of the Company or any Subsidiary to it (including without limitation any non-public information obtained pursuant to Section 8.1.) in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the Agent or any Lender from delivering copies of any financial statements and other documents delivered to the Agent or such Lender, and disclosing any other information disclosed to the Agent or such Lender, by or on behalf of the Company or any Subsidiary to (i) the Agent's or such Lender's Affiliates, directors, officers, employees, agents and professional consultants, (ii) any other Lender, (iii) any Person to which such Lender offers to assign its Note or Commitment or any part thereof (which Person agrees to be bound by the provisions of this Section 13.8.), (iv) any Person to which such Lender sells or offers to sell a Participation in all or any part of its Note or Commitment (which Person agrees to be bound by the provisions of this Section 13.8.), (v) any federal or state regulatory authority having jurisdiction over the Agent or such Lender, and (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (a) to effect compliance with any law, rule, regulation or order applicable to the Agent or such Lender, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which the Agent or such Lender is a party or
(d) in order to protect such Lender's investment in its Note.

13.9.    SURVIVAL

         (a) The obligations of the Company and its Subsidiaries under Sections 5.1., 5.5., 5.6. and 13.3. and the obligations of the Lenders under Section
12.5. shall survive the repayment of the Loans and the termination of the Commitments. No Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Unmatured Default which may arise by reason of any representation or warranty made or deemed made herein proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to know that such representation or warranty was false or misleading at the time such extension of credit was made.

         (b) All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Closing Date and at and as of the date of each Loan, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or
(c) modified as a result of activities of the Company or its Subsidiaries or changes in circumstances, in any case as permitted hereunder or consented to in accordance with the provisions hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Agent or the Lenders, any investigation or inquiry by the Agent or the Lenders, or by the making of any Loan under this Agreement.

13.10.   TABLE OF CONTENTS; DESCRIPTIVE HEADINGS

         The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

13.11.   COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same original instrument.

13.12.   GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

13.13.   CONSENT TO JURISDICTION

         Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of California or of the United States for the Northern District or Central District of California, and by execution and delivery of this Agreement, each of the Company, the Agent, the Facing Bank and the Lenders consents, for itself and in respect of its Property, to the non-exclusive jurisdiction of those courts. Each of the Company, the Agent, the Facing Bank and the Lenders irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The Company, the Agent, the Facing Bank and the Lenders each waive personal service of any summons, complaint or other process which may be made by any other means permitted by California law.

13.14.   WAIVER OF JURY TRIAL

         EACH OF THE COMPANY, THE ARRANGER, THE AGENT, THE FACING BANK AND THE LENDERS HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN

ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, ANY NOTE, OR ANY OTHER CREDIT DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; AND THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SETOFF OR COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM EXCEPT TO THE EXTENT THAT THE FAILURE SO TO ASSERT ANY SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM WOULD PERMANENTLY PRECLUDE THE PROSECUTION OF OR RECOVERY UPON THE SAME. NOTWITHSTANDING ANYTHING CONTAINED IN THE AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY THE COMPANY AGAINST THE AGENT, THE FACING BANK OR ANY LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANYWAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER, THE NOTES OR UNDER THE OTHER CREDIT DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. THE COMPANY AGREES THAT THIS
SECTION 13.14. IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDERS WOULD NOT EXTEND TO THE COMPANY ANY LOAN AND THE FACING BANK WOULD NOT ISSUE ANY LETTER OF CREDIT ON BEHALF OF THE COMPANY HEREUNDER IF THIS SECTION 13.14. WERE NOT PART OF THIS AGREEMENT.

13.15.   ACKNOWLEDGMENTS

         The Company hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party; (b) except as expressly provided in this Agreement or any of the Credit Documents, neither the Agent, the Facing Bank nor any Lender has any fiduciary relationship with or duty to the Company, and the relationship between the Agent, the Facing Bank and the Lenders on one hand, and the Company on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists between the Agent, the Facing Bank and the Lenders on one hand, and the Company on the other hand.









                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                  AMERICAN HEALTH PROPERTIES, INC.



                                  By:  /s/ Michael J. McGee

                                     ----------------------------------
                                     Name: Michael J. McGee
                                      Title: Senior Vice President and
                                             Chief Financial Officer






                    [Signatures continued on following page]

          [Continuation of the signature pages to the Credit Agreement]





                              WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                              Arranger, Agent, Lender and Facing Bank



                              By:  /s/ Jack Haye
                                 --------------------------------------
                                 Name: Jack Haye
                                      ---------------------------------
                                  Title: Vice President
                                        -------------------------------



                              Revolving Credit Commitment: $36,000,000 of which $2,160,000 shall be the initial Pro Rata Share of the Letter of Credit
                              Subcommitment

                              Applicable Lending Office:

                              Wells Fargo Bank, National Association
                              633 Seventeenth Street, 3rd Floor
                              MAC 4931-031
                              Denver, Colorado 80202
                              Attention: Jim Edwards
                              Telecopy No. (303) 293-5163


                              (Base Rate, Eurodollar and Bid Rate Loans):


                              Wells Fargo Bank, National Association, as Agent Commercial Bank Loan Center
                              Agency Department, 2840
                              201 3rd Street, 8th Floor
                              San Francisco, California 94103
                              Attention: Manager
                              Telecopy No. (415) 512-9408



                  [Signature pages continued on following page]

          [Continuation of the signature pages to the Credit Agreement]





                              BANQUE PARIBAS, as Co-Agent and Lender



                              By:  /s/ Don L. Unruh
                                 --------------------------------------
                                 Name: Don L. Unruh
                                      ---------------------------------
                                  Title: Assistant Vice President
                                        -------------------------------
                              By:  /s/ Clare Bailhe
                                 --------------------------------------
                                 Name: Clare Bailhe
                                      ---------------------------------
                                  Title: Director
                                        -------------------------------



                              Revolving Credit Commitment: $25,000,000 of which $1,500,000 shall be the initial Pro Rata Share of the Letter of Credit
                              Subcommitment

                              Applicable Lending Office:

                              Banque Paribas
                              2029 Century Park East, Suite 3900
                              Los Angeles, California 90067
                              Attention:  Ms. Claire O'Donnell Bailhe

                              Telecopy No. (310) 556-3157


                              (Base Rate, Eurodollar and Bid Rate Loans):
                              same as above





                  [Signature pages continued on following page]

          [Continuation of the signature pages to the Credit Agreement]





                                    FIRST UNION NATIONAL BANK, as Co-Agent and
                                    Lender



                                    By:  /s/ Joseph H. Towell
                                       --------------------------------------
                                       Name: Joseph H. Towell
                                            ---------------------------------
                                        Title: Senior Vice President
                                              -------------------------------



                                    Revolving Credit Commitment: $30,000,000 of which $1,800,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                                    Applicable Lending Office:

                                    First Union National Bank
                                    301 South College Street
                                    One First Union Center
                                    NC0735
                                    Charlotte, North Carolina 28288
                                    Attention: Mr David Straut
                                    Telecopy No. (704) 383-9144

                                    (Base Rate, Eurodollar and Bid Rate Loans):

                                    same as above





                  [Signature pages continued on following page]

          [Continuation of the signature pages to the Credit Agreement]



                                    NATIONSBANK OF TEXAS, N.A., as Co-Agent and
                                    Lender




                                    By:  /s/ F. Scott Singhoff
                                       --------------------------------------
                                       Name: F. Scott Singhoff
                                            ---------------------------------
                                        Title: Senior Vice President
                                              -------------------------------



                                    Revolving Credit Commitment: $30,000,000 of which $1,800,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                                    Applicable Lending Office:

                                    NationsBank of Texas, N.A.
                                    901 Main Street, 14th Floor
                                    Dallas, Texas  75202
                                    Attention: Mr. Chris Bertel
                                    Telecopy No. (214) 508-1215

                                    (Base Rate, Eurodollar and Bid Rate Loans):

                                    same as above





                  [Signature pages continued on following page]

          [Continuation of the signature pages to the Credit Agreement]



                                    THE BANK OF NEW YORK, as Lender



                                    By:  /s/ Robert Louk
                                       --------------------------------------
                                       Name: Robert Louk
                                            ---------------------------------
                                        Title: Vice President
                                              -------------------------------



                                    Revolving Credit Commitment: $21,500,000 of which $1,290,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                                    Applicable Lending Office:

                                    The Bank Of New York
                                    One Wall Street, 22nd Floor
                                    New York, New York 10286
                                    Attention:  Sandra Morgan/Dawn Hertling
                                    Telecopy No. 212-635-6877 or 6399

                                    (Base Rate, Eurodollar and Bid Rate Loans):


                                    same as above







                  [Signature pages continued on following page]

          [Continuation of the signature pages to the Credit Agreement]



                                    BANQUE NATIONALE DE PARIS, as Lender



                                    By:  /s/ Clive Bettles
                                       ---------------------------------------
                                       Name: Clive Bettles
                                            ----------------------------------
                                        Title: Senior Vice President & Manager
                                              --------------------------------


                                    By:  /s/ Mitchell M. Ozawa
                                       ---------------------------------------
                                       Name: Mitchell M. Ozawa
                                            ----------------------------------
                                        Title: Vice President
                                              --------------------------------


                                    Revolving Credit Commitment: $21,500,000 of which $1,290,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                                    Applicable Lending Office:

                                    Banque Nationale de Paris
                                    180 Montgomery Street
                                    San Francisco, California 94104
                                    Attention: Mr. Don Hart
                                    Telecopy No. (415) 989-9041

                                    with a copy to:


                                    Banque Nationale de Paris
                                    725 South Figueroa Street, Suite 2090
                                    Los Angeles, California 90017
                                    Attention: Mr. Mitchell Ozawa
                                    Telecopy No. (213) 488-9602

                                    (Base Rate, Eurodollar and Bid Rate Loans):

                                    same as above



                  [Signature pages continued on following page]

          [Continuation of the signature pages to the Credit Agreement]



                                    COLORADO NATIONAL BANK, as Lender



                                    By:  /s/ Joni M. Fish
                                       --------------------------------------
                                       Name: Joni M. Fish
                                            ---------------------------------
                                        Title: Vice President
                                              -------------------------------



                                    Revolving Credit Commitment: $21,500,000 of which $1,290,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                                    Applicable Lending Office:

                                    Colorado National Bank
                                    918 Seventeenth Street, Suite 200
                                    MSCNBB-0211
                                    Denver, Colorado  80202
                                    Attention:  Ms. Joni Fish
                                    Telecopy No. (303) 585-4242

                                    (Base Rate, Eurodollar and Bid Rate Loans):

                                    same as above






                  [Signature pages continued on following page]

          [Continuation of the signature pages to the Credit Agreement]



                                    FLEET NATIONAL BANK, as Lender



                                    By:  /s/ Ginger Stolzenthaler
                                       --------------------------------------
                                       Name: Ginger Stolzenthaler
                                            ---------------------------------
                                        Title: Senior Vice President
                                              -------------------------------



                                    Revolving Credit Commitment: $21,500,000 of which $1,290,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                                    Applicable Lending Office:

                                    Fleet National Bank
                                    75 State Street
                                    MA BOFO4A
                                    Boston, Massachusetts  02109-1810
                                    Attention:  Ms. Ginger Stolzenthaler
                                    Telecopy No. (617) 346-1634

                                    (Base Rate, Eurodollar and Bid Rate Loans):

                                    same as above





                  [Signature pages continued on following page]

          [Continuation of the signature pages to the Credit Agreement]



                                    DRESDNER BANK AG, NEW YORK BRANCH AND GRAND
                                    CAYMAN BRANCH, as Lender



                                    By:  /s/ Andrew P. Nesi
                                       --------------------------------------
                                       Name: Andrew P. Nesi
                                            ---------------------------------
                                        Title: Vice President
                                              -------------------------------


                                    By:  /s/ Felix K. Camacho
                                       --------------------------------------
                                       Name: Felix K. Camacho
                                            ---------------------------------
                                        Title: Assistant Treasurer
                                              -------------------------------



                                    Revolving Credit Commitment: $21,500,000 of which $1,290,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                                    Applicable Lending Office:

                                    Dresdner Bank AG
                                    75 Wall Street
                                    New York, New York 10005
                                    Attention: Lara Lam
                                    Telecopy: 212-429-2130



                                    (Base Rate, Eurodollar and Bid Rate Loans):

                                    same as above

          [Continuation of the signature pages to the Credit Agreement]



                                AMSOUTH BANK, as Lender



                                By:  /s/ Shannon O. Clark
                                   --------------------------------------
                                   Name: Shannon O. Clark
                                        ---------------------------------
                                    Title: Assistant Vice President
                                          -------------------------------



                                Revolving Credit Commitment: $21,500,000 of which $1,290,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                                Applicable Lending Office:
                                AmSouth Bank
                                1900 Fifth Avenue North, AST-7th Floor
                                Birmingham. Alabama 35203
                                Attention: Shannon Clark, Asst. Vice President
                                Telecopy: (205) 326-4790


                                (Base Rate, Eurodollar and Bid Rate Loans):

                                same as above